# CIRCLE TERRACE ASSOCIATES LIMITED PARTNERSHIP

## SECOND AMENDED AND RESTATED
## AGREEMENT OF LIMITED PARTNERSHIP

Dated as of October 1, 1991

Deal #: 0605-0975 Binder: R / B
Deal Name: Circle Terrace
File Tab: 1 2 3 4 5 6 7 8 9 10 11

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CIRCLE TERRACE ASSOCIATES LIMITED PARTNERSHIP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of October 1, 1991, among Cooperative Associates Limited Partnership, a Maryland limited partnership, as General Partner; SLP, Inc., a Massachusetts corporation, as Special Limited Partner; Judith S. Siegel and Richard P. Richman as Original (and Withdrawing) Limited Partners and Boston Financial Qualified Housing Tax Credits L.P. V, a Limited Partnership, a Massachusetts limited partnership, as Investor Limited Partner.

Preliminary Statement

The Partnership was organized as a Maryland limited partnership under the name "Lansdowne Associates Limited Partnership" pursuant to an Agreement of Limited Partnership dated as of March 28, 1990 (the "Limited Partnership Agreement") and a Certificate of Limited Partnership dated as of March 28, 1990 (the "Limited Partnership Certificate") filed with the Maryland Department of Assessments and Taxation (the "Filing Office") on April 2, 1990 by The Richman Group, Inc., a Delaware corporation, Landex Corporation, a Rhode Island corporation, and David G. Johnston, as general partners, and Judith S. Siegel, Richard P. Richman and David G. Johnston, as limited partners (as such, the "Original Limited Partners"). The Limited Partnership Agreement was amended and restated in its entirety by an Amended and Restated Agreement of Limited Partnership dated as of June 29, 1990 to effect, among other things, (i) the withdrawal of the original general partners, (ii) the admission of Cooperative Associates Limited Partnership, a Maryland limited partnership, as substitute general partner, and (iii) a change in the name of the partnership to Circle Terrace Associates Limited Partnership. The Limited Partnership Certificate was amended by an amendment thereto dated as of June 29, 1990 and filed with the Filing Office on July 30, 1990 to reflect the change in the name of the Partnership to Circle Terrace Associates Limited Partnership and the change in general partner to Cooperative Associates Limited Partnership. The Limited Partnership Agreement was further amended by a First Amendment to Amended and Restated Agreement of Limited Partnership dated July 29, 1991 to effect, among other things, the withdrawal of David G. Johnston as an Original Limited Partner. The Limited Partnership Agreement, as amended, is herein called the "Original Partnership Agreement".

The purposes of this amendment to, and restatement of, the Original Partnership Agreement are (i) to admit BFQH as the Investor Limited Partner and SLP as the Special Limited Partner, (ii) to withdraw the remaining Original Limited Partners as Limited Partners and (iii) to set out more fully the rights, obligations and duties of the Partners.

Now, therefore, it is agreed and certified, and the Original Partnership Agreement is hereby amended and restated in its entirety, as follows:

## ARTICLE I

## Defined Terms

The defined terms used in this Agreement shall have the meanings specified below:

"Accountants" means Reznick, Fedder & Silverman or any other firm of certified public accountants as may be engaged by the General Partners with the Consent of the Investor Limited Partner.

"Act" means the National Housing Act, as amended from time to time.

"Adjusted Capital Contribution" means, as of a specified date, the aggregate Capital Contribution theretofore made by a Partner (or in the case of the Investor Limited Partner, its Allocable Investment) minus all distributions of Capital Transaction proceeds theretofore made by the Partnership to such Partner minus, in the case of the Investor Limited Partner, any amount returned as a result of any adjustment to its Capital Contribution pursuant to Section 5.1B and minus, in the case of the General Partners, any Special Capital Contributions.

"Admission Date" means the date on which BFQH is admitted to the Partnership as the Investor Limited Partner pursuant to Section 13.11.

"Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person; (ii) any person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to the specified Person or of which the specified Person is an officer, partner, or trustee, or with respect to which the specified Person serves in a similar capacity; (iii) any Person that, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest (10% or more) in, the specified Person, or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, or in which the specified Person has a substantial beneficial interest (10% or more); and (iv) any member of the Immediate Family of the specified Person. Affiliate or Affiliated Person of the Partnership or a General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership (or any other Affiliated Person) if that Person is not otherwise an Affiliate or Affiliated Person of the Partnership or General Partner.

"Agency" means, as applicable, HUD, the Authority, the County and/or any other government agency having jurisdiction over the particular matter to which reference is being made.

"Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as amended from time to time.

"Allocable Investment" means, as to the Investor Limited Partner, an amount equal to the sum of its paid-in Capital Contribution plus the Associated Expenditures.

"Arbitration" has the meaning given it in Section 13.10D and shall be conducted in the manner therein provided.

An "assignment" shall mean any assignment, transfer or sale, and the words "assign," "assignee" and "assignor" shall have correlative meanings, except in each case where the sense of this Agreement requires a different construction.

"Associated Expenditures" means $1,541,680 representing the sum of the acquisition, offering and related expenditures of BFQH associated with its investment in the Partnership.

"Authority" means the Maryland Department of Housing and Community Development.

"BFQH" means Boston Financial Qualified Housing Tax Credits L.P. V, a Limited Partnership, a Massachusetts limited partnership, and its successors.

"Boston Financial" means The Boston Financial Group Incorporated, a Massachusetts corporation, and its corporate successors.

"Breakeven" means the first day following a period of six consecutive calendar months, viewed as a whole, commencing on or after the Completion Date if during such period and during each of the last two months in such period, as determined by the Accountants, the Project has produced income actually received by the Partnership on a cash basis from normal operations (except amounts owed under the Section 8 Contract which may be accrued under the accrual basis) at least equal to all cash requirements of the Project on an accrual basis (not including distributions to Partners out of Cash Flow but including all debt service under the first, second and third Mortgages (or, if greater, the debt service which would be required under such Mortgages following Permanent Mortgage Commencement) and all reserve requirements imposed upon the Project by the Project Documents) and, on an annualized basis, all projected expenditures, including those of a seasonal nature, which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation; provided, however, that for purposes of Section 5.1A only, "Breakeven" means the earlier of the first day following a period of (i) three consecutive calendar months commencing on or after the Completion Date if during each of the three months in such period, or (ii) six consecutive calendar months, viewed as a whole, commencing on or after the Completion Date if during such period and during each of the last two months in such period, as determined by the Accountants, the Project has produced income actually received by the Partnership on a cash basis from normal operations (except amounts owed under the Section 8 Contract which may be accrued under the accrual basis) at least equal to all cash requirements of the Project on an accrual basis (not including distributions to Partners out of Cash Flow but including all debt service on the first, second and third Mortgages (or, if greater, the debt service which would be required under such

Mortgages following Permanent Mortgage Commencement) and reserve requirements imposed upon the Project by the Project Documents) and, on an annualized basis, all projected expenditures, including those of a seasonal nature, which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation.

"Builder" means Allied Construction Services, Inc.

"Buildings" means the 24 buildings located on the Land which, in the aggregate, contain 303 dwelling units.

"Capital Account" means, with respect to any Partner, the Capital Account maintained by the Partnership with respect to such Partner, consisting of (a) the amount of cash such Partner has contributed to the Partnership plus (b) the fair market value of any property such Partner has contributed to the Partnership net of liabilities assumed by the Partnership or to which such property is subject plus (c) the amount of profits and tax-exempt income allocated to such Partner less (d) the amount of losses allocated to such Partner less (e) the amount of all cash distributed to such Partner less (f) the fair market value of any property distributed to such Partner net of liabilities assumed by such Partner or to which such property is subject less (g) such Partner's share of any other expenditures which are not deductible by the Partnership for federal income tax purposes or which are not allowable as additions to the basis of Partnership property, and subject to such other adjustments as may be required under the Code. This definition is intended to comply with Section 704(b) of the Code and the Regulations thereunder.

"Capital Contribution" means the total amount of cash contributed or agreed to be contributed to the Partnership by each Partner as shown in the Schedule. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner in respect to the Partnership interest of such then Partner. The term "Capital Contribution" shall include any Special Capital Contributions.

"Capital Transaction" means any transaction the proceeds of which are not includable in determining Cash Flow, including without limitation the sale, refinancing or other disposition of all or substantially all of the assets of the Partnership, but excluding loans to the Partnership (other than a refinancing of any Mortgage Loan) and contributions of capital to the Partnership by the Partners.

"Cash Flow" has the meaning provided in Section 10.5B.

"Cause" means (i) any material breach by a General Partner of any provision of this Agreement or the Project Documents, (ii) any material breach by a General Partner of its fiduciary duties to the Partnership or the Partners, or (iii) negligence or wilful misconduct by a General Partner in connection with Partnership affairs.

"Certificate" means the Certificate of Limited Partnership of the Partnership under the Uniform Act, as amended from time to time in accordance with the terms hereof and the Uniform Act.

"Class Contribution" means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investor Limited Partner or the Special Limited Partner).

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder at the time of reference thereto.

"Commitments" means and includes, collectively, the County Commitments, the Mortgage Loan Commitments, the Insurance Commitments, the Section 8 Commitment and any documents and other instruments delivered to or required by the Lender or the Agency by or from the Partnership in connection with any of such Commitments, the Mortgage Loans or the Project, as amended from time to time.

"Completion Date" or "Substantial Completion" means the later of: (i) the date as of which all requisite certificates or permits permitting occupancy of 100% of the apartment units in the Project (which may be changed in accordance with Section 6.8) have been issued by each Agency having jurisdiction; provided, however, that if such certificates or permits are of a temporary nature, the "Completion Date" shall not be deemed to have occurred unless that work remaining to be done is of a nature which would not impair the permanent occupancy of any of such apartment units; or (ii) the date as of which the Inspecting Architect certifies that the work to be performed by the Builder under the Construction Contract is substantially complete. Any representation by the General Partners under this Agreement that the Completion Date has occurred shall be subject to confirmation by the Investor Limited Partner pursuant to a physical inspection of the Property; provided, however, that in the event that the Investor Limited Partner does not make such physical inspection of the Property within 10 business days after having received any such General Partners' representation, then the Investor Limited Partner will be deemed to have waived the physical inspection requirement.

"Consent of the Investor Limited Partner" means the prior written consent or approval of the Investment Partnership, or, if at any time there is more than one Investor Limited Partner, the prior written consent or approval of at least 51% in interest of the Investor Limited Partners. The consent of the Investment Partnership shall be effective only if granted in conformity with the applicable provisions, if any, of the Investment Partnership Agreement. For purposes of the foregoing, the General Partners shall be entitled to rely on a certificate executed and delivered by the managing general partner of the Investment Partnership confirming that such consent was granted in conformity with such provisions.

"Construction Contract" means the construction contract between the Partnership and the Builder providing for the construction of the Improvements in accordance with the Commitments, as amended from time to time.

"Construction Loan Agreement" means the rehabilitation loan agreements between the Partnership and the Authority and between the Partnership and Loyola and the Intercreditor Agreement among HUD, Loyola, the Authority and

the County providing for the disbursement of the proceeds of the Loyola and Authority Mortgage Loans and the County Rehabilitation Loan.

"Consumer Price Index" means the Consumer Price Index for All Urban Consumers, All Cities, for All Items (base 1982-84 = 100) published by the United States Bureau of Labor Statistics. In the event such index is not in existence when any determination relying on such index under this Agreement is to be made, the most comparable governmental index published in lieu thereof shall be substituted therefor.

"County" means Baltimore County, Maryland.

"County Commitments" means the commitments of the County to (i) provide the County Rehabilitation Loan and (ii) permit the Partnership to make payments in lieu of property taxes in accordance with the Agreement dated July 1, 1990 between the Partnership and the County.

"County Rehabilitation Loan" means the rehabilitation loan to be provided by the County to the Partnership in the amount of $550,000 in accordance with the Rehabilitation Loan Agreement between the County and the Partnership.

"Cumulative Priority Distribution" means, as of a point in time, the sum of (i) the Priority Distribution for the current fiscal year plus (ii) any unpaid Priority Distribution with respect to prior fiscal years together with interest at the Designated Prime Rate.

"Deferred Management Fees" means Management Fees deferred pursuant to Article XI.B.

"Designated Net Worth Standard" means, as of the date of determination, such standards or criteria (relating to net worth or other characteristics) as may be (a) set forth in any regulations, memoranda, published ruling or revenue procedure of the Service for classification for Federal income tax purposes as a partnership rather than an association taxable as a corporation, or (b) sufficient to support the issuance by Special Tax Counsel of an opinion to the same effect. Notwithstanding the preceding sentence, at a minimum, the aggregate net worth of the General Partners exclusive of home, automobile and home furnishings shall be equal to the greater of (i) $50,000, or (ii) 5% of the gross amount of the aggregate Capital Contributions and fees and other compensation payable to the General Partners and their Affiliates as provided in this Partnership Agreement plus 5% of the gross amount of all securities offerings sold within the prior 12 months and sponsored by the General Partners or their Affiliates, to an aggregate maximum net worth of $1,000,000; this sentence shall not apply to a non-profit organization or an Affiliate thereof.

"Designated Prime Rate" means the annual rate of interest which is at all times equal to the lesser of (i) the Base Rate plus 1%, with calculations of interest to be made on a daily basis and on the basis of a 360-day year and (ii) the maximum rate permitted by law; the term "Base Rate" in this sentence means the general base rate of interest established by The First National Bank of Boston and announced by it as the rate charged by it to its prime

commercial customers on short-term unsecured borrowings, as its "base rate" from time to time in effect.

"Designated Proceeds" means the proceeds of the Mortgage Loans and the County Rehabilitation Loan, any Surplus Cash of the Partnership as of the Development Obligation Date (to the extent not otherwise covered by this Designated Proceeds definition) which is permitted by the Lender and the Agency to be utilized for any of the purposes set forth in clauses (i) through (v) of Section 6.8A., the Capital Contributions (excluding any Supplemental Capital Contributions, Special Capital Contributions and Capital Contributions of the General Partners in excess of the amounts permitted under Section 4.1) actually made, and any insurance proceeds arising out of casualties prior to the Development Obligation Date. Surplus Cash of the Partnership as of the Development Obligation Date shall be determined by the Accountants on an audited basis within a reasonable time after the Development Obligation Date or in conjunction with their audit of the Partnership for the fiscal year in which the Development Obligation Date occurs.

"Developer" means the General Partner.

"Development Advances" has the meaning given it in Section 6.8A.

"Development Obligation Date" means the latest of (i) the first anniversary of the Completion Date or (ii) Breakeven.

"Development Services Agreement" means the Development Services Agreement among the Partnership, the Developer and Boston Financial.

"Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

"Escrow Agreement" means the Escrow Agreement among the Partnership, the General Partner, BFQH and Kelley Drye & Warren, as amended and in effect from time to time.

"Event of Bankruptcy" means, as to a specified Person:

(i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(ii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or

similar official) of such Person or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing; or

(iii) in the case of a Person who is a General Partner, the voluntary withdrawal of such Person as a General Partner of the Partnership in violation of the terms of this Agreement.

"FHA" means the Federal Housing Administration of HUD or any successor entity and any authorized representatives or agents thereof, including the Secretary of HUD, the Federal Housing Commissioner and their representatives and agents.

"Filing Office" has the meaning given it in the Preliminary Statement of this Agreement.

"Final Closing" means the date upon which all of the following events have occurred: (i) the Completion Date, (ii) Permanent Mortgage Commencement, (iii) execution and delivery of the Housing Assistance Payments Contract pursuant to the Section 8 Commitment with respect to all dwelling units in the Project, (iv) the Project's being free of any mechanics' or other liens (except for the Mortgages and liens either bonded against in such a manner as to preclude the holder thereof from having any recourse to the Project or the Partnership for payment of any debt secured thereby or affirmatively insured against (in such manner as precludes recourse to the Partnership for any loss incurred by the insurer) by the Title Policy or by another policy of title insurance issued to the Partnership by a reputable title insurance company in an amount satisfactory to Special Tax Counsel (or by an endorsement of either such title policy)), (v) the completion of a certified audit of the Partnership's and the Builder's construction costs as a part of cost certification to the extent required by the Lender and the Agency, (vi) the agreement and acceptance of such cost certification by the Lender and the Agency to the extent required by the Lender and the Agency, (vii) the disbursement of proceeds under the Mortgage Loans has been made in the full amount permitted by such cost certification, and (viii) all amounts due in connection with the construction of the Project have been paid or provided for.

"Final Determination" means the earliest to occur of (a) the date on which a decision, judgment, decree or other order has been issued by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., all allowable appeals requested by the parties to the action have been exhausted), (b) the date on which the Service has entered into a binding agreement with the Partnership with respect to such issue or on which the Service has reached a final administrative determination with respect to such issue which, whether by law or agreement, is not subject to appeal, (c) the date on which the time for instituting a claim for refund has expired, or if a claim was filed the time for instituting suit with respect thereto has expired, or (d) the date on which the applicable statute of limitations for raising an issue regarding a Federal income tax matter with respect to the Partnership has expired.

"First Installment Balance" has the meaning given it in Section 5.1A.

"General Partner" or "General Partners" means any Person or Persons designated as a General Partner in the Schedule or any Person who becomes a General Partner as provided herein, in such Person's capacity as a General Partner of the Partnership.

"Guaranty" means the Completion Guaranties by the General Partner, The Richman Group, Inc., a Delaware corporation, and Landex Corporation, a Rhode Island corporation, in favor of Loyola and the Authority.

"Hazardous Material" shall have the collective meanings given to the terms "hazardous material", "hazardous substances" and "hazardous wastes" in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meanings given to such terms in any similar state or local statutes, ordinances, regulations or by-laws. In addition, the term "Hazardous Material" shall also include oil and any other substance known to be hazardous.

"HUD" means the Department of Housing and Urban Development of the United States of America and its successors.

"Immediate Family" means, with respect to any Person, his spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children (by adoption or otherwise), children-in-law, grandchildren and grandchildren-in-law.

"Improvements" means the Buildings and any related facilities to be constructed and/or rehabilitated in accordance with the Commitments.

"Inspecting Architect" means Menefee & Associates or any successor to such firm.

"Installment" means the First Installment or the Second Installment, as the context may require, of Capital Contributions of the Investor Limited Partner.

"Insurance Commitments" means the obligation of HUD pursuant to Section 236 of the Act for mortgage insurance for HUD Mortgage Loan and the obligation of the Maryland Housing Fund to provide mortgage insurance for the Loyola Mortgage Loan.

"Insurance Consultants" means Johnson & Higgins of Mass., Inc., of Boston, Massachusetts, or its successor as selected by the Investment Partnership.

"Interest", or words of like import, shall mean all the interest of a Partner in Cash Flow and other distributions, capital, profits and losses, tax credits, and otherwise in the Partnership, including all allocations and distributions and all rights under this Agreement, and also shall include such interests and rights of such Partner in any successor partnership formed pursuant to this Agreement.

"Investment Agreement" means the Investment and Security Agreement dated as of October 1, 1991, among BFQH, the Partnership, SLP and the General Partners, providing, among other things, for the investment of BFQH in the Partnership.

"Investment Closing" means the date upon which this Agreement is filed with the Filing Office or, if no such filing is required, the date of delivery of this Agreement.

"Investment General Partners" means Arch Street V, Inc., a Massachusetts corporation, as Managing General Partner of the Investment Partnership, and Arch Street V Limited Partnership, a Massachusetts limited partnership, and their respective successors as the general partners of the Investment Partnership.

"Investment Partnership" means BFQH.

"Investment Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of BFQH as amended from time to time.

"Investor Limited Partner" means, initially, BFQH and shall include any other Persons admitted as Investor Limited Partners pursuant to Section 4.6, and their successors in such capacity.

"Land" means the parcels of land on which the Improvements are located in Lakebrook Circle, Lansdowne, Baltimore County, Maryland as described in the Mortgage.

"Lender" or "Lenders" means, respectively, Crossland Savings Bank, FSB, Loyola Federal Savings and Loan Association and the Authority, in their capacities as makers of their respective Mortgage Loans, and the County, in its capacity as maker of the County Rehabilitation Loan.

"Limited Partner" or "Limited Partners" mean any or all of those Persons designated as Limited Partners in the Schedule, any Person admitted as a Limited Partner pursuant to Section 4.6, or any Person who becomes a Substitute Limited Partner as provided herein, in each such Person's capacity as a Limited Partner of the Partnership. Such terms shall include the Special Limited Partner, the Original Limited Partners, the Investor Limited Partner and any Persons who may succeed to the Interests of such Limited Partners, as the context requires.

"Loyola" means Loyola Federal Savings and Loan Association.

"Management Agent" means Edgewood Management Company or any successor thereto as the management and rental agent for the Project.

"Management Agreement" means the management contract or agreement by and between the Partnership and the Management Agent which has been approved by the Lender and the Agency.

"Management Fee" means the amount payable from time to time by the Partnership to the Management Agent for management services in accordance with the Management Agreement which shall be subject to any applicable approvals by the Lender and the Agency.

"Managing General Partner" means any Managing General Partner designated as provided in Section 6.3B.

"Minimum Distribution" means, as to any fiscal year of the Partnership, the product of the "Applicable Amount" multiplied by the "Adjustment Fraction" determined in accordance with the following sentences, reduced by any earnings on or reductions in the Supplemental Reserve with respect to such fiscal year retained by the Investor Limited Partner. The "Applicable Amount" shall be zero until the Development Obligation Date and $16,000 per annum (pro rated for periods of less than a full fiscal year during which such Applicable Amount shall apply) thereafter. The "Adjustment Fraction" shall be a fraction separately determined as to each fiscal year, the numerator of which shall be the Consumer Price Index most recently published before the end of such fiscal year, and the denominator of which shall be the Consumer Price Index most recently published prior to the Admission Date.

"Mortgage" means any mortgage indebtedness of the Partnership secured by any mortgage on the Property from the Partnership to any Lender; and, where the context admits, "Mortgage" shall mean and include any of the mortgages securing said indebtedness and any other documents pertaining to said indebtedness which were required by the Lender as a condition to making the Mortgage Loan. In case any Mortgage is replaced by any subsequent mortgage or mortgages, such term shall refer to any such subsequent mortgage or mortgages. The term "mortgage" means any mortgage, mortgage deed, deed of trust, deed to secure debt or any similar security instrument, and "foreclose" and words of like import include the exercise of a power of sale under a mortgage or comparable remedies.

"Mortgage Loan" means a loan made pursuant to a Mortgage Loan Commitment and secured by a Mortgage.

"Mortgage Loan Commitments" means and includes the commitment of (i) Crossland Savings Bank, FSB, and HUD to permit assumption by the Partnership the first Mortgage Loan of approximately $4,048,000, insured by HUD pursuant to Section 236 of the Housing Act and the regulations thereunder; (ii) Loyola Federal Savings and Loan Association to make the second rehabilitation/permanent Mortgage Loan of $4,000,000, insured by Maryland Housing Fund, an agency of the Authority; and (iii) the Authority to make the third rehabilitation/permanent Mortgage Loan of $2,100,000.

"NASAA Guidelines" means the Statement of Policy regarding Real Estate Programs adopted on October 9 and 12, 1988, effective January 1, 1989, by the North American Securities Administrators Association, Inc. References in this Agreement to the NASAA Guidelines are for convenience only and the parties acknowledge that none of the General Partner or its Affiliates are Affiliates or Sponsors of the Investor Limited Partner.

"Original Limited Partner" means any of the Persons specified as an Original Limited Partner in Section 4.2C.

"Original Partnership Agreement" has the meaning specified in the Preliminary Statement.

"Partner" means any General Partner or Limited Partner.

"Partner Non-Recourse Debt" means any Partnership liability (1) that is considered non-recourse under Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (2) for which any Partner or Related Person bears the economic risk of loss.

"Partner Non-Recourse Debt Minimum Gain" means, with respect to any Partner, the sum of (a) the deductions attributable to Partner Non-Recourse Debt that have been allocated to such Partner and (b) the aggregate amount of distributions made to such Partner of proceeds of such debt that are allocable to an increase in minimum gain attributable to such debt (but only if such Partner or a Related Person bears the economic risk of loss for such debt), in excess of the sum of (c) such Partner's aggregate share of the net decreases in minimum gain attributable to such debt and (d) such Partner's share of the decreases in the minimum gain attributable to such debt resulting from revaluations of Partnership property subject to such debt. The net increase (or decrease) in the minimum gain that is attributable to Partner Non-Recourse Debt equals the sum of (i) any increase (or decrease) in the net increase in Partnership Minimum Gain during a year that would result if such Partner Non-Recourse Debt were treated as a Partnership Non-Recourse Liability and (ii) any decrease (or increase) in the net decrease in Partnership Minimum Gain during a year that would result if such Partner Non-Recourse Debt were treated as a Partnership Non-Recourse Liability.

"Partnership" means the limited partnership governed by this Agreement as said limited partnership may from time to time be constituted.

"Partnership Counsel" means Kelley, Drye & Warren, of Washington, D.C., or such other counsel as the General Partners may designate from time to time as counsel for the Partnership.

"Partnership Minimum Gain" means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-1T(b)(4)(iv)(c) under Section 704 of the Code.

"Partnership Non-Recourse Liability" means any Partnership liability (or portion thereof) for which no Partner or Related Person bears the economic risk of loss as defined in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(1).

"Payment Certificate" has the meaning given it in Section 5.1C(a).

"Permanent Mortgage Commencement" means the first date on which (i) the principal amount and date of maturity of each of the first, second and third permanent Mortgage Loans have been finally determined, and (ii) amortization of each of such first, second and third permanent Mortgage Loans has commenced.

"Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

"Priority Distribution" means, as to any fiscal year of the Partnership, the "Applicable Amount" (pro rated for fractional years) determined in accordance with the following sentence, reduced by any earnings on or reductions in the Supplemental Reserve with respect to such fiscal year retained by the Investor Limited Partner or, if greater, the Minimum Distribution. The "Applicable Amount" shall be zero until the Development Obligation Date and $22,000 per annum (pro rated for periods of less than a full fiscal year during which such Applicable Amount shall apply) thereafter. To the extent not paid in any fiscal year, the Priority Distribution shall accumulate, with interest, and be payable as provided in Article X.

"Project" or "Property" means the Land and the Improvements.

"Project Documents" means and includes the Construction Contract, the Mortgages, Regulatory Agreement, Commitments, Management Agreement and all other documents relating to the Project which are required by, or have been executed in connection with, any of the foregoing documents.

"Project Expenses" means (i) up to and including the Development Obligation Date, those expenses, actually incurred and properly accruable through such date which may be properly charged as operating expenses of the Project under standard HUD accounting procedures and which are allocable, in accordance with generally accepted accounting principles, to apartment units for which all requisite approvals for occupancy have been obtained; such operating expenses shall include real estate taxes and debt service and mortgage insurance premiums with respect to the Mortgage Loans (to the extent such operating expenses are not funded out of Designated Proceeds), but shall not include any costs required to be capitalized in accordance with generally accepted accounting principles; and (ii) after the Development Obligation Date, all the costs and expenses of any type incurred incidental to the ownership and operation of the Project, including, without limitation, taxes, capital improvements reasonably deemed necessary by the General Partners and not funded out of any reserves for such, mortgage and bond insurance premiums and the cost of operations, debt service, maintenance and repairs, and the funding of any reserves required to be maintained by the Lender and the Agency, but shall not include repayments of Project Expense Loans or distributions to Partners pursuant to Article X.

"Project Expense Loan" means a loan to the Partnership pursuant to Section 6.9 and which is repayable without interest and only as provided in Article X.

"Purchase Agreement" means the Purchase and Guaranty Agreement dated as of October 1, 1991 pursuant to which the Purchaser has agreed, among other things, to purchase the Interest of the Investor Limited Partner under specified circumstances.

"Purchaser" means the General Partner as purchaser under the Purchase Agreement.

"Qualified Income Offset Item" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

"Qualified Investments" means such of the following income-producing investments: United States government securities; securities issued or fully guaranteed by United States government agencies; other investment vehicles (including, without limitation, investment companies registered under the Investment Company Act of 1940, as amended) that invest solely in United States Treasury securities, namely bills, bonds and notes that are guaranteed as to principal and interest by the full faith and credit of the United States government.

"Qualified Tenant" means a tenant with income not exceeding 60% of area gross median income who leases an apartment unit in the Project under a lease having an original term of not less than 12 months at a rent not in excess of that specified in Section 42(g)(2) of the Code.

"Recapture Amount" has the meaning specified in Section 10.5F.

"Recapture Event" has the meaning specified in Section 10.5F.

"Regulations" means the rules and regulations of any Agency which are applicable to the Project or the Partnership.

"Regulatory Agreement" means the Regulatory Agreement relating to the Project in favor of HUD to be assumed by the Partnership and the Regulatory Agreement entered or to be entered into between the Partnership and the Authority.

"Related Person" means a person related to a Partner within the meaning of Proposed Treasury Regulation Section 1.752-1(a)(3) or any successor provision thereto.

"Requisite Approvals" means any required approvals of the Lender or any Agency to an action proposed to be taken by the Partnership.

"Retirement" (including the forms "Retire" and "Retired") means, as to a General Partner, and shall be deemed to have occurred automatically upon, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution or voluntary or involuntary withdrawal from the Partnership for any reason. Involuntary withdrawal shall occur whenever a General Partner may no longer continue as a General Partner by law, death, incapacity or pursuant to any terms of this Agreement. A General Partner which is a corporation or partnership also will be deemed to have Retired upon the sale or other disposition (except by reason of death) of a controlling interest in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. Without limitation of the foregoing, any event occurring as to an individual or corporate general partner of a General Partner which is a partnership which would constitute a Retirement as to an individual or corporate General Partner as provided above, shall also be deemed to constitute the Retirement of any such General Partner which is a partnership. For purposes of this definition, "controlling interest" shall mean the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Satisfactory Operations" shall be deemed to exist at a particular point in time if (i) the Partnership shall be satisfying the conditions to Breakeven determined with reference to the six month period immediately preceding such point in time as demonstrated by financial data reasonably satisfactory to the Investor Limited Partner and (ii) a representative of the Investor Limited Partner either shall have inspected the Property and determined in writing that its maintenance and operations are consistent with sound business practices or has waived such inspection in writing.

"Schedule" means the schedule of partners annexed hereto as Schedule A as amended from time to time and as so amended at the time of reference thereto.

"Section 8 Commitment" means the commitment of HUD to the Partnership to provide housing assistance payments under its Loan Management Set Aside Program pursuant to an Agreement to Enter into Housing Assistance Payments Contract, as amended from time to time.

"Service" means the Internal Revenue Service.

"Site" shall have the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

"SLP" means SLP, Inc., a Massachusetts corporation.

"Special Capital Contribution" means a capital contribution described in and made pursuant to Section 6.9A.

"Special Limited Partner" means SLP as Special Limited Partner and its successors in such capacity.

"Special Tax Counsel" means Peabody & Brown, of Boston, Massachusetts, or other counsel acceptable to the Investment Partnership.

"State" means the State of Maryland.

"Substitute Limited Partner" means any Person who is admitted to the Partnership as a Limited Partner under the provisions of Section 8.3.

"Supplemental Capital Contributions" has the meaning specified in Section 5.2.

"Supplemental Reserve" has the meaning specified in Section 5.3.

"Surplus Cash" means, as of a particular point in time, any unrestricted cash remaining on hand and not required to achieve Breakeven, if Breakeven were determined as of such point in time.

"Title Policy" means the owner's policy of title insurance issued to the Partnership by Commonwealth Land Title Insurance Company as endorsed to increase the amount thereof to not less than $17,300,000 and to update such policy to a date not earlier than 10 days prior to the date of the Investment Closing.

"Uniform Act" means the Uniform Limited Partnership Act as in effect under the laws of the State, as amended from time to time.

"Vessel" shall have the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to it in any similar state or local statutes, ordinances, regulations or by-laws.

## ARTICLE II

## Continuation; Name; and Purpose

### Section 2.1 Continuation

The parties hereto hereby agree to continue the limited partnership known as Circle Terrace Associates Limited Partnership, formed pursuant to the provisions of the Uniform Act.

### Section 2.2 Name and Office; Agent for Service

A. The Partnership shall continue to be conducted under the name and style set forth in Section 2.1. The principal office of the Partnership shall be at c/o Landex Corporation, 222 Jefferson Boulevard, Warwick, Rhode Island

02888. The General Partners may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partners.

B. The name and address of the agent for service of process required to be maintained under the Uniform Act shall be:

Prentice-Hall Corporation System, Maryland
1123 Eutaw Street
Baltimore, Maryland 21201

Section 2.3 Purpose

The purpose of the Partnership is to acquire, construct, develop, repair, improve, maintain, operate, lease, dispose of and otherwise deal with the Project in accordance with any applicable Regulations and the provisions of this Agreement. The Partnership shall not engage in any other business or activity.

Section 2.4 Authorized Acts

In furtherance of its purposes, but subject to all other provisions of this Agreement including, but not limited to, Article VI, the Partnership is hereby authorized:

(i) To acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

(ii) To acquire, construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

(iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership and to secure the same by mortgage, pledge or other lien on the Property or any other assets of the Partnership, to the extent permitted by the Commitments.

(iv) To prepay in whole or in part, refinance, recast, increase, modify or extend the Mortgage or any other mortgage affecting the Property and in connection therewith to execute any extensions, renewals, or modifications of the Mortgage or any such other mortgage on the Property.

(v) To employ any Person, including any Affiliate, to perform services for, or to sell goods to, the Partnership (including without limitation management services) and to pay for such goods and services; provided that (except with respect to any contract specifically authorized by this Agreement) the terms of any such transaction with an Affiliate shall not be less favorable to the Partnership than would be arrived at by unaffiliated parties dealing at arms' length.

(vi) To execute any and all notes, mortgages and security agreements in order to secure loans from the Lenders and any and all other documents, including but not limited to the Commitments, required by the Lenders or any Agency in connection with the Mortgages and Mortgage Loans and the acquisition, construction, rehabilitation, repair, development, improvement, maintenance and operation of the Property, or otherwise required by the Lenders or any Agency in connection with the Property.

(vii) To execute contracts with any Agency and a right of first refusal agreement in compliance with Section 42(i)(7) of the Code.

(viii) To execute leases of some or all of the apartment units of the Project.

(ix) To modify or amend the terms of any agreement or contract which the General Partners are authorized to enter into on behalf of the Partnership; provided, however, that such terms as amended shall not (1) materially adversely affect the Partnership or the Limited Partners, or (2) be in contravention of any of the terms or conditions of this Agreement.

(x) To bring and defend actions at law or equity or to make interim investments in Qualified Investments.

(xi) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State.

Section 2.5 Term and Dissolution

A. The Partnership shall continue in full force and effect until December 31, 2040, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

(i) Any event causing dissolution under the Uniform Act unless the business of the Partnership is continued pursuant to Article VII or Section 4.7;

(ii) The sale or other disposition of all or substantially all the assets of the Partnership; or

(iii) The Retirement of a General Partner unless the business of the Partnership is continued pursuant to Article VII or Section 4.7.

B. Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Article VII or Section 4.7), the General Partners (or for purposes of this paragraph their trustee, receiver, successor or legal representative) shall cause the cancellation of the Certificate and liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, in the event

such liquidating General Partners shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the liquidating General Partners may, in order to avoid such loss, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations (other than Project Expense Loans).

## ARTICLE III

### Financing and Disposition of Property

A. The Partnership shall be authorized to borrow from the Lenders whatever amounts may be required, subject to the provisions hereof, in connection with the acquisition, development, rehabilitation and construction of the Property and to meet the expenses of operating the Project (including without limitation any items for which the Lenders may provide funds) and shall secure the same by the Mortgages (except the County Rehabilitation Loan, which shall be unsecured). Each Mortgage shall provide that no Partner or Related Person shall bear the economic risk of loss for all or any part of such Mortgage Loan except to the extent that the General Partners or their Affiliates may have liability pursuant to the Guaranty.

The General Partners are specifically authorized, for and on behalf of the Partnership, to execute the Project Documents and any permitted amendments thereto and, subject to the limitations set forth herein, such other documents as they deem necessary or appropriate in connection with the acquisition, development and financing of the Property.

B. Each General Partner shall be bound by the terms of the Commitments. Any incoming General Partner shall as a condition of receiving any interest in the Property agree to be bound by the Commitments to the same extent and on the same terms as the other General Partners. Upon any dissolution of the Partnership or any transfer of the Property while any Mortgage is held by any Lender, no title or right to the possession and control of the Property and no right to collect the rents therefrom shall pass to any Person who is not, or does not become, bound in a manner satisfactory to the Lender and the Agency to the Commitments and the provisions of this Agreement. The Commitments shall be binding upon and shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns as long as a Mortgage is outstanding.

C. The Partnership may increase the amount of the Mortgage Loans or refinance any Mortgage, including any required transfer or conveyance of Partnership assets for security or mortgage purposes, and may sell, lease, exchange or otherwise transfer or convey all or substantially all the assets of the Partnership; provided, however, that the terms of any such increase, refinancing, sale, exchange or other transfer or conveyance effected after the Admission Date must receive the Consent of the Investor Limited Partner before such transaction shall be binding on the Partnership. Notwithstanding the foregoing, no such Consent shall be required for the leasing of apartments to tenants in the normal course of operations; provided, however, unless such

Consent is obtained the Partnership shall lease the Project in such a manner as to qualify as a "qualified low-income housing project" under Section 42(g)(1) of the Code, and shall lease all of the apartment units in the Project to Qualified low-income Tenants.

Anything to the contrary in this Agreement notwithstanding, BFQH acknowledges that there may be holdover tenants occupying not more than 10 apartment units in the Project who are not Qualified Tenants and whom the General Partner shall use its best efforts to replace with Qualified Tenants, and such holdover tenants shall not be a violation of this Agreement. In addition, BFQH acknowledges that the General Partners may be required by an Agency pursuant to the Project Documents or applicable Regulations to rent vacant apartment units to Persons who are not Qualified Tenants in the event that Qualified Tenants cannot be found to rent such Units and to the extent an Agency so requires, it shall not be a violation of this Agreement to rent vacant apartment units to Persons who are not Qualified Tenants provided the General Partner uses its best efforts to find Qualified Tenants for such vacant units and to replace any such Persons with Qualified Tenants. The foregoing shall not affect the operation of Section 5.1B or Section 10.5.

D. Except as specifically permitted in Article IX.C, the Partnership may not borrow funds from any of the Investment General Partners or from any Affiliate of an Investment General Partner.

E. Upon the sale of the Property by the Partnership, no Person may pay to any Person real estate commissions in excess of the lesser of (i) that which is reasonable, customary, and competitive with those paid in similar transactions in the same geographic area or (ii) 6% of the sales price of the Property (including the amount of the commissions paid).

## ARTICLE IV

## Partners; Capital

### Section 4.1 General Partner

The General Partner of the Partnership is Cooperative Associates Limited Partnership, a Maryland limited partnership, and its address and Capital Contribution are set forth in the Schedule. In no event shall the aggregate Capital Contributions of the General Partners hereunder (excluding any Special Capital Contributions) exceed $425,000 without the Consent of the Investor Limited Partner. The General Partner anticipates that it will receive a capital contribution from its limited partner of $425,000 under the Maryland Weatherization Assistance Program and agrees to make a Capital Contribution to the Partnership of such funds promptly upon receipt.

### Section 4.2 Limited Partners

A. SLP is hereby admitted to the Partnership as the Special Limited Partner and its address and Capital Contribution are set forth in the Schedule.

B. BFQH is hereby admitted to the Partnership as the Investor Limited Partner and its address and Capital Contribution are set forth in the Schedule. The payment of its Capital Contribution is governed by Section 5.1.

C. The remaining Original Limited Partners are Judith S. Siegel and Richard P. Richman. By their execution of this Agreement, the remaining Original Limited Partners hereby withdraw as Limited Partners, and the remaining Original Limited Partners, as such, shall have no further rights or obligations with respect to the Partnership as of the Admission Date.

Section 4.3 Partnership Capital and Capital Accounts

A. The capital of the Partnership shall be the aggregate amount of the cash, if any, contributed by the Partners as set forth in the Schedule. No interest shall be paid by the Partnership on any Capital Contribution. The Schedule shall be amended and, if necessary or appropriate, amendments to the Certificate shall be filed from time to time to reflect the withdrawal or admission of Partners, any changes in the Interest held by a Partner arising from the transfer of an Interest to or by such Partner and any change in the amounts to be contributed or agreed to be contributed by any Partner.

B. An individual Capital Account shall be established and maintained for each Partner, including any additional or substituted Partner who shall hereafter receive an Interest. The original Capital Account established for each such substituted Partner shall be in the same amount as, and shall replace, the Capital Account of the Partner which such substituted Partner succeeds, and, for the purposes of this Agreement, such substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such substituted Partner succeeds. The term "substituted Partner", as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to the Interest of a Partner by assignment of all or any part of a Partner's Interest. To the extent a substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital Account of such substituted Partner and its Capital Contribution shall be in proportion to the Interest he receives and the Capital Account of the Partner who retains a partial Interest in the Partnership and his Capital Contribution shall continue, and not be replaced, in proportion to the Interest he retains. Any special basis adjustments under Section 743 of the Code resulting from an election by the Partnership pursuant to Section 754 of the Code shall not be taken into account for any purpose in establishing and maintaining Capital Accounts for the Partners pursuant to this Section 4.3. Nothing in this Section 4.3 shall affect the limitations on transferability of Interests set forth in Article VII, Article VIII or Section 13.1.

Section 4.4 Withdrawal of Capital

A Partner shall not have the right to withdraw from the Partnership all or any part of his Capital Contribution. No Partner shall have any right to demand and receive property of the Partnership in return for his Capital Contribution or in respect of his Interest, except as may be specifically provided in this Agreement.

Section 4.5 Liability of Limited Partners

No Limited Partner shall be liable for any debts, liabilities, contracts, or obligations of the Partnership. A Limited Partner shall be liable only to make payments of his Capital Contribution as and when due hereunder. After its Capital Contribution shall be fully paid, no Limited Partner shall, except as otherwise required by the Uniform Act, be required to make any further capital contributions or payments or lend any funds to the Partnership.

Section 4.6 Additional Limited Partners

A. The General Partners may admit additional Limited Partners only with the Consent of the Investor Limited Partner.

B. Any incoming Limited Partner shall, by execution of this Agreement and as a condition to receiving any interest in the Partnership property, agree to be bound by the Commitments to the same extent and in the same terms as the other Limited Partners.

C. Upon the admission of any additional Limited Partners, an amendment to this Agreement and, if necessary or appropriate, the Certificate reflecting such admission shall be filed with each appropriate governmental authority. Such amendment shall amend the Schedule to reflect the names, addresses and Capital Contributions of such additional Limited Partners, and shall set forth the agreement of such additional Limited Partners to be bound by all the provisions of this Agreement.

Section 4.7 Certain Restricted Rights of Investor Limited Partners

A. Subject to the provisions hereinafter set forth in this Section 4.7, and to the Regulations, in addition to the other rights provided for in this Agreement, the Investor Limited Partners by a vote of Investor Limited Partners representing 51% of the Investor Limited Partner Class Contribution (or such higher percentage or such additional consents as may be required under the applicable laws of the State), shall have the further right:

(i) to amend this Agreement, subject to the provisions of Section 13.12; provided that such amendment (a) shall not in any manner allow the Limited Partners to take any action which would constitute their taking part in the control of the Partnership's business within the meaning of the Uniform Act, and (b) shall not, without the consent of any General Partner affected, alter the rights, powers or duties of the affected General Partner or its interest in the profits and losses of the Partnership for Federal income tax purposes, tax credits or distributions or alter any of the provisions of Section 4.7B.;

(ii) to dissolve the Partnership;

(iii) to remove any or all of the General Partners and elect one or more new General Partners; and

(iv) to approve or disapprove the sale of all or substantially all of the assets of the Partnership.

B. The Interest of any General Partner removed pursuant to this Section 4.7 shall be valued and sold pursuant to Section 7.8.

C. Upon written request to the General Partners by Investor Limited Partners whose aggregate Capital Contributions represent at least 10% of the Investor Limited Partner Class Contribution, the General Partners shall call a meeting of the Investor Limited Partners for any matters for which the Limited Partners may vote, as set forth herein. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

D. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available on request to any Limited Partner or its representative at its cost.

## ARTICLE V

## Capital Contributions of Investor Limited Partner

### Section 5.1 Installments of Capital Contributions

A. The Investor Limited Partner shall contribute as its Capital Contribution the sum of $5,934,320 payable in three installments (the "Installments"): the first Installment (the "First Installment"), in the amount of $3,223,320, shall be payable on the date of the Investment Closing; the second Installment (the "Second Installment"), in the amount of $1,811,000, shall be payable on the Completion Date; and the third Installment (the "Third Installment"), in the amount of $900,000, shall be payable on the latest to occur of (i) Final Closing, (ii) the date that the Accountants shall determine the amount of the Annual Credit or (iii) Breakeven. Notwithstanding the foregoing, however, payment of $523,320 of the First Installment (the "First Installment Balance") shall be deferred until ninety (90) days following the date of Investment Closing and $2,700,000 of the First Installment shall be subject to the Escrow Agreement.

B. The Capital Contribution of the Investor Limited Partner shall be subject to reduction in the manner provided in this Section 5.1B. Any such reduction shall be made to the Second Installment, if then unpaid and to the extent of $1,500,000, and otherwise shall be refunded promptly to the Investor Limited Partner pursuant to paragraph (iv) below.

(i) If the Accountants shall determine or there shall be a Final Determination that the amount of the Annual Credit (as hereinafter defined) properly allocable to the Investor Limited Partner is less than

$1,169,408, then the Capital Contributions of the Investor Limited Partner shall be reduced by $6.39 for each $1 that the Annual Credit properly allocable to the Investor Limited Partner is less than $1,169,408; provided, however, that if the General Partner notifies the Investor Limited Partner prior to February 1, 1992, that the amount of the Annual Credit (as hereinafter defined) properly allocable to the Investor Limited Partner is projected to be less than $1,169,408 then the Capital Contributions of the Investor Limited Partner shall be reduced by $4.79 for each $1 that the Annual Credit is less than $1,169,408 and shall not be readjusted in the event the actual Annual Credit is higher than projected; and provided, further, that if the adjustment under this sentence results from a Final Determination (rather than a determination by the Accountants or the General Partner) the amount of such adjustment shall be limited to $800,000 and the balance of such adjustment payable but for this clause shall be credited to the Investor Limited Partner as Recapture Amount and repaid as provided in Article X. Any Cash Flow in excess of the Cumulative Priority Distribution distributed to the Investor Limited Partner prior to the date of the determination of the amount of any reduction pursuant to this subparagaph may be credited against such reduction.

(ii) If the Accountants shall determine or there shall be a Final Determination that the amount of the Annual Credit properly allocable to the Investor Limited Partner is less than $292,352 in 1992 or $947,220 in 1993, then the Capital Contribution of the Investor Limited Partner shall be reduced by $0.639 for each $1 that the Annual Credit allocable to the Investor Limited Partner is less than $292,352 in 1992 or $947,220 in 1993, except to the extent such reduction has already been effected pursuant to the foregoing subparagraph (i); provided, however, that if the Annual Credit properly allocable to the Investment Limited Partner is more than $292,352 in 1992 but less than $947,220 in 1993, then any such excess in 1992 may be credited against any such shortfall in 1993 for purposes of determining such reduction for 1993. Any Cash Flow in excess of the Cumulative Priority Distribution distributed to the Investor Limited Partner prior to the date of the determination of the amount of any reduction pursuant to this subparagaph may be credited against such reduction.

(iii) For the purposes of this Section 5.1B., the term "Annual Credit" shall mean the amount of the aggregate annual "low-income housing credit" allowable to the Partners under Section 42(a) of the Code; provided, however, that in determining such amount the following adjustments shall be made:

(a) no amount of any increase in the credit allowable pursuant to Section 42(f)(3) of the Code shall be considered in determining the Annual Credit unless such increase is allowable during the second year of the "credit period";

(b) the Annual Credit shall be determined without regard to the following provisions of Section 42 of the Code: (x) the adjustments to the amount allowable for the first year of the "credit period"

pursuant to Sections 42(f)(2) or 42(f)(3)(B) of the Code; (y) any reduction to the number of "low-income units" which occurs subsequent to the second year of the "credit period"; or (z) a failure of a portion of the Project to qualify as a "qualified low-income building" which occurs subsequent to the second year of the "credit period".

(iv) The General Partners shall forthwith pay to the Investor Limited Partner the amount to which it is entitled by reason of any reduction pursuant to paragraph (i) or (ii), such payment to be made within thirty (30) days of the date of the determination in question. Any such payment by the General Partners shall not constitute a Capital Contribution, loan or advance to the Partnership and shall not be reimbursable by the Partnership, but shall be treated as a payment by the General Partners to the Investor Limited Partner for breach of warranty by the General Partners to the Investor Limited Partner. If full payment of such amount is not received within such thirty (30)-day period, the unpaid balance shall thereafter bear interest at the Designated Prime Rate.

(v) Any Recapture Event occurring subsequent to the second year of the "credit period" shall be governed by Section 10.5F.

C. The obligation of the Investor Limited Partner to make each Installment (except as otherwise provided) is subject to each of the following conditions:

(a) The General Partners shall have executed and delivered to the Investor Limited Partner a certificate (the "Payment Certificate"), in the form attached hereto as Exhibit 1 (relating to the Second Installment) and Exhibit 2 (relating to the Third Installment) and dated the date such Installment is to be paid to the Partnership, stating, inter alia, (i) that all preconditions, representations, warranties and agreements applicable to such Installment have been satisfied and (ii) the amount of such Installment and, in reasonable detail, the manner of calculation thereof, and attaching the Title Policy endorsement referred to therein.

(b) In the case of the First Installment, all Requisite Approvals to the admission of BFQH as Investor Limited Partner pursuant to this Agreement shall have been obtained and the Project shall have received credit allocation from the State or reservation or conditional commitment therefor in the amount of at least $1,181,220 and the same shall be in full force and effect.

(c) In the case of the Second Installment, the Completion Date shall have occurred and, in the case of the Third Installment, Final Closing and Breakeven shall have occurred and the Accountants shall have determined the amount of the Annual Credit.

(d) Each of the representations and warranties set forth in Section 6.5 shall in all material respects be true and correct.

(e) No event shall have occurred which would permit BFQH to give an Election Notice under the Purchase Agreement.

(f) No event shall have occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under the provisions of Section 7.5 which has not been cured as therein provided.

(g) Notwithstanding the foregoing, if an Installment has not become due because of a failure to satisfy any condition to the payment thereof, but such condition can be satisfied by the payment of money, then in the discretion of the Investor Limited Partner such Installment may be collected notwithstanding the failure to satisfy such condition, provided that when such Installment is released from escrow (1) the amount required to satisfy such condition is disbursed directly to the requisite parties for the purpose of satisfying such condition, and (2) any acceleration of maturity of indebtedness and any other default and any action or proceeding which was the basis of the failure to satisfy such condition or which resulted from such failure has been effectively waived and, in the case of any such action or proceeding, terminated with prejudice.

D. BFQH is a Massachusetts limited partnership. In no event shall any person who is at any time a general or limited partner in BFQH, or any partner or Affiliate of the Investment General Partners, have any personal liability for the payment or performance of any obligation of BFQH under the provisions of this Agreement or any document or instrument to be delivered in connection with this Agreement, including, without limitation, the obligations of BFQH to contribute capital to the Partnership. All parties dealing with BFQH shall look solely to the assets of BFQH for the satisfaction of any such obligation and not to the assets of any Person who is a partner therein.

Section 5.2 Supplemental Capital Contributions

A. If, prior to the Development Obligation Date, the Managing General Partner determines that the Partnership requires any funds in excess of the Designated Proceeds to (i) complete construction and/or rehabilitation of the Project, or (ii) repay the County Rehabilitation Loan, the Managing General Partner may from time to time require the Investor Limited Partner to contribute up to an aggregate of $196,000 of additional funds as a Supplemental Capital Contribution (a "Supplemental Capital Contribution") in accordance with this Section 5.2 from the Supplemental Reserve established pursuant to Section 5.3. Such funds shall constitute Capital Contributions and the obligation of the Investor Limited Partner to make Supplemental Capital Contributions shall be subject to each of the conditions set forth in Section 5.1C and subject to reduction as set forth below.

B. Each Supplemental Capital Contribution shall be requested by the Managing General Partner by written notification (an "Supplemental Capital Contribution Notice") sent by the Managing General Partner to the Investor Limited Partner, and shall include the amount of the Supplemental Capital Contribution, the reason(s) for which such Supplemental Capital Contribution

is being requested and the due date for payment of such Supplemental Capital Contribution (which shall in no event be earlier than 7 business days after the date of the Supplemental Capital Contribution Notice).

Section 5.3 Supplemental Reserve

The Investor Limited Partner shall establish a reserve fund (the "Supplemental Reserve") concurrently with the payment of the First Installment initially in the amount of $196,000 to fund Supplemental Capital Contributions. The Supplemental Reserve shall be invested by the Investor Limited Partner in Qualified Investments and any earnings on the Supplemental Reserve may be retained by the Investor Limited Partner. Commencing upon the Development Obligation Date, the obligation of the Investor Limited Partner to make Supplemental Capital Contributions shall terminate and the Investor Limited Partner may reduce the amount of the Supplemental Reserve each year by an amount equal to the shortfall, if any, in the Cumulative Priority Distribution for such year.

Section 5.4 Event of Bankruptcy as to Investor Limited Partner

The Investor Limited Partner hereby grants to the Partnership a present security interest in its Interest to secure its obligations to make Capital Contributions hereunder which may be enforced against the Investor Limited Partner only in the case of an Event of Bankruptcy with respect to the Investor Limited Partner or if the Investor Limited Partner wrongfully withholds payment of any Installment of its Capital Contribution, in which case the Partnership shall have all the rights of a secured party under the laws of the State.

## ARTICLE VI

## Rights, Powers and Duties of the General Partners

Section 6.1 Restrictions on Authority

A. Notwithstanding any other provisions of this Agreement, the General Partners shall have no authority to perform any act in respect of the Partnership or the Project in violation of (i) any applicable law or regulation, or (ii) any agreement between the Partnership and any Lender.

B. The General Partners shall not have any authority to do any of the following acts without the Consent of the Investor Limited Partner and any Requisite Approvals:

(i) to incur indebtedness for money borrowed on the general credit of the Partnership, except as specifically permitted by Article III or Article IX, or

(ii) following completion of construction of and repair to the Improvements, to construct any new capital improvements, or to replace any existing capital improvements if construction or replacement would substantially alter the use of the Property, or

(iii) to acquire any real property in addition to the Property (other than easements or similar rights necessary or convenient for the operation of the Project), or

(iv) to bear, or cause or permit any Related Person to bear, the economic risk of loss with respect to all or any portion of any Mortgage or the indebtedness secured thereby or the County Rehabilitation Loan, except as provided in Article IIIA., or

(v) to cause the Partnership to make any loan or advance to any Person (for purposes of this clause 6.1B(v), accounts receivable in the ordinary course of business from Persons other than the General Partners or their Affiliates shall not be deemed to be advances or loans), or

(vi) to lease any apartment unit in the Project to other than qualified low-income tenants or otherwise operate the Project in such a manner or take any action which could cause any dwelling unit in the Project to fail to be treated as a qualified low-income housing unit under Section 42(i)(3) of the Code or which would cause the recapture by the Partnership of any low-income housing credit under Section 42 of the Code, or

(vii) to amend any Project Document, or to permit any party thereunder to waive any provision thereof, to the extent that the effect of such amendment or waiver would be to eliminate, diminish or defer any obligation or undertaking of the Partnership, the General Partners or their Affiliates which accrues, directly or indirectly, to the benefit of, or provides additional security or protection to, the Investor Limited Partner (notwithstanding that the Investor Limited Partner is neither a party to nor express beneficiary of such provision or was not a Partner when such provision became effective), or

(viii) to increase or refinance any Mortgage or to sell or convey the Property, except as provided in Article IIIC., and except that the General Partners may cause the Partnership to grant easements and similar rights affecting the Land to obtain utility services for the Project or for other purposes necessary or convenient for the operation of the Project.

C. The General Partners shall not (a) cause the Partnership to utilize Cash Flow to acquire interests in other limited partnerships or (b) cause the Partnership to invest the proceeds of any sale or refinancing of the Project unless a sufficient portion thereof is distributed to the Investment Partnership to enable each limited partner thereof, assuming that it is in a combined federal, state and local marginal income tax bracket of 30%, to pay the federal, state and local income tax liability arising from the sale or refinancing which generated such proceeds, and in any event sale or re-

financing proceeds shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the final closing of the admission of limited partners into the Investor Limited Partner occurs, except to the extent of any reserves retained therefrom.

Section 6.2 Personal Services

The General Partners and their Affiliates shall receive no compensation or fees except as provided in Sections 2.4(v) and 6.10 and Article XI. Any Partner may engage independently or with others in other business ventures of every nature and description including, without limitation, the ownership, operation, management, and development of real estate, regardless of whether such real estate directly competes with the Project, and neither the Partnership nor any Partners shall have any rights by reason of this Agreement in and to such independent ventures or the income or profits derived therefrom.

Section 6.3 Business Management and Control; Designation of Managing General Partner; Tax Matters Partner; Certain Rights of the Special Limited Partner

A. The General Partners shall have the exclusive right to manage the business of the Partnership. No Limited Partner (except one who may also be a General Partner and then only in his capacity as General Partner) shall (i) have any authority or right to act for or bind the Partnership, or (ii) except as required by law, participate in or have any control over the Partnership business. The Limited Partners hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement.

B. The powers and duties of the General Partners hereunder may be exercised in the first instance by one or more Managing General Partners who, subject to the terms and provisions of this Agreement, shall manage the business and affairs of the Partnership. Each Managing General Partner is hereby authorized to execute and deliver in the name and on behalf of the Partnership all such documents and papers (including any required by the Lenders or any Agency) as such Managing General Partner deems necessary or desirable in carrying out such duties hereunder. Cooperative Associates Limited Partnership is hereby designated as the initial Managing General Partner; if such Person shall become unable to serve in such capacity or shall cease to be a General Partner, the remaining General Partners may from time to time designate from among themselves by consent one or more substitute or additional Managing General Partners. If for any reason no designation is in effect, the powers of the Managing General Partners shall be exercised by the majority consent of the remaining General Partners. A designation of a successor as Managing General Partner or the designation of an additional Managing General Partner pursuant to Section 7.3 or 7.5 shall supersede any designation or other exercise of rights pursuant to this Section 6.3B. Any action required or permitted to be taken by a corporate General Partner (or corporate general partner of a General Partner which is a partnership) hereunder may be taken by such of its proper officers or agents as it shall validly designate for such purpose. The Managing General Partner is hereby designated as the "Tax Matters Partner" of the Partnership for all purposes of

the Code. The Tax Matters Partner shall notify the Service in the manner prescribed in Section 6223 of the Code and any Treasury Regulations promulgated thereunder. Furthermore, the Tax Matters Partner hereby agrees to choose the United States Tax Court for litigation of all tax issues involving the Partnership, unless the Tax Matters Partner obtains the Consent of the Investor Limited Partner to litigate in some other forum.

C. In the event that the Partnership is in material default of any of its obligations under the Project Documents, which default, in the reasonable judgment of the Special Limited Partner, threatens an assignment or foreclosure of any Mortgage, or any General Partner or the Purchaser is in default in any material respect under any of its obligations under this Agreement or the Purchase Agreement, or if a sole General Partner shall Retire, the Special Limited Partner may, at its election, give notice of such default or event to the then General Partners, if any, and, (i) (in the case of a default) if such default is not cured within 10 business days (or cured within a reasonable time in the event it is impossible to cure such default within such ten-day period, provided that the General Partners are diligently and in good faith seeking to cure such default and there has been no assignment of or institution of proceedings to foreclose the Mortgage), or (ii) (in the event of such Retirement) promptly after the occurrence of such event, the Special Limited Partner or any Entity of which a majority of the stock or beneficial interest is owned, directly or indirectly, by the Special Limited Partner or Boston Financial, may, with the Consent of the Investor Limited Partner, elect to become an additional General Partner with all the rights and privileges of a General Partner. The Special Limited Partner shall provide the General Partners with true and correct copies of the written instruments evidencing such Consent of the Investor Limited Partner within ten days after the Special Limited Partner's receipt thereof. Upon such election by the Special Limited Partner or such Entity and such Consent, the Special Limited Partner or such Entity shall automatically become and shall be deemed a General Partner and each Partner hereby irrevocably appoints the Special Limited Partner (with full power of substitution) as the attorney-in-fact of such Partner for the purpose of executing, acknowledging, swearing to, recording and/or filing any amendment to this Agreement and the Certificate necessary or appropriate to confirm the foregoing. If the Special Limited Partner or such Entity shall become an additional General Partner as herein stated, its Interest shall not be increased thereby (except that the Special Limited Partner may assign its Interest to such Entity). In the event of the admission of the Special Limited Partner or such Entity as a General Partner pursuant to this Section 6.3, and if there are then any other General Partners, the Special Limited Partner or such Entity shall have managerial rights, authority and voting rights of 51% on any matters to be decided or voted upon by the General Partners or the Managing General Partner, as the case may be, and the rights and authority of the remaining General Partners or the Managing General Partner, as the case may be, shall be deemed equally divided among them.

Section 6.4 Duties and Obligations of the General Partners

A. The General Partners shall use reasonable efforts to carry out the purposes, business and objectives of the Partnership referred to in Section 2.3, and shall devote to Partnership business such time and effort as may

be necessary to (i) supervise the activities of the Management Agent, (ii) make inspections of the Project to determine if the Project is being properly maintained and that necessary repairs are being made thereto, (iii) prepare or cause to be prepared all reports of operations which are to be furnished to the Partners or which are required by any Lender or Agency, (iv) elect to defer the commencement of the credit period for all or any portion of the low-income housing tax credit allowable to the Partners under Section 42(g) of the Code, to the extent that any such deferral may be in the best economic interest of the Investor Limited Partner, (v) cause the Project to be insured against fire and other risks covered by such insurance in the maximum amount required by any Lender and/or the Agency or, following termination of the Regulatory Agreements, good management practices, in any event in an amount equal to the full replacement value of the Improvements, (vi) obtain and keep in force during the term of the Partnership adequate business or rental interruption and workmen's compensation insurance satisfactory to each Lender and to the Agency, (vii) obtain and keep in force during the term of the Partnership public liability insurance for the benefit of the Partnership and its Partners in amounts from time to time reasonably acceptable to the Agency and the Insurance Consultants, (viii) enforce all contracts entered into for the benefit of the Partnership, and (ix) do all other things which may be reasonably necessary to manage the affairs and business of the Partnership. Further, in the event of any casualty and provided that the insurance proceeds shall be made available therefor, the General Partners shall repair any damage to the Project which was caused by such event, so as to restore the Project (as nearly as possible) to the condition and market value thereof immediately prior to such occurrence. All of the insurance policies required by this Section 6.4A shall (a) be written by insurance companies rated A or better by Best's, (b) include BFQH as a named insured, and (c) include a provision requiring the insurance company to notify BFQH in writing 30 days prior to the cancellation of any such policy. In addition, the General Partners shall promptly provide BFQH or its representatives with copies of such insurance policies upon request from time to time. The General Partners shall review regularly all of the Partnership and Project insurance coverage to insure that it is adequate. In particular, the General Partners shall review at least annually the insurance coverage required by Section 6.4A(v) to insure that it is in an amount at least equal to the then current full replacement value of the Improvements.

B. Subject to the terms of the Regulatory Agreements and to the requirements of Section 42 of the Code, the General Partners shall use reasonable efforts consistent with sound management practice to cause the Project to maximize income produced by the Project, including, if necessary, seeking any necessary approvals of, and implementing, appropriate adjustments in the rent schedule of the Property.

C. The General Partners shall hold for occupancy such percentage of the apartments in the Project in such a manner as to qualify the entire Project as a "qualified low income housing project" under Section 42(g) of the Code as interpreted from time to time in regulations and rulings promulgated thereunder. The General Partners shall not take any action which would cause the termination or discontinuance of the qualification of the Project as a "qualified low income housing project" under Section 42(g) of the Code or

which would cause the recapture of any low income housing tax credit under the Code without the Consent of the Investor Limited Partner. The General Partner shall cause the Partnership to comply with the Material Participation Test throughout the compliance period.

D. The General Partners shall prepare and submit to the Secretary of the Treasury (or any other Agency designated for such purpose), on a timely basis, any and all annual reports, information returns and other certifications and information and shall take any and all other action required (i) to insure that the Partnership (and its Partners) will continue to qualify for the low-income housing credit described in Section 42 of the Code for all dwelling units in the Project and (ii) unless the Consent of the Investor Limited Partner is received to act otherwise in a particular instance, to avoid recapture of such credit for failure to comply with the requirements of Section 42 of the Code.

E. The General Partners agree that, except as provided in or contemplated by the Commitments, neither they nor any Related Person will at any time bear the economic risk of loss for payment of any Mortgage Loan or the County Rehabilitation Loan. The General Partners agree that they will not cause any Limited Partner at any time to bear the economic risk of loss for payment or performance under any Mortgage or the County Rehabilitation Loan; provided, however, that the Limited Partners shall be liable for the performance of their obligations set forth in this Agreement. Each Limited Partner agrees not to take any action which would cause it to bear the economic risk of loss for payment of the Mortgage Loan.

F. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

G. No General Partner shall contract away the fiduciary duty owed at common law to the Limited Partners.

H. Any Affiliate of a General Partner rendering services to the Partnership must comply with the requirements as to experience of such Affiliate contained in Section II.A. of the NASAA Guidelines.

I. The General Partners shall (i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any Hazardous Material at the Project, or at or on any other Site or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with all laws, ordinances, and regulations pertaining thereto); (iii) provide the Limited Partners with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Project or any other Site or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Part-

ner or any Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Project; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Project.

J. Subject to any right of first refusal in the Project Documents or granted in compliance with Section 42(i)(7) of the Code, if requested to do so by the Investor Limited Partner at any time after the completion of the fourteenth year of the compliance period (as defined in Section 42(i)(1) of the Code), the General Partners shall submit a written request to the applicable housing credit agency of the State to find a Person to acquire the Partnership's interest in the Project and/or to take such other action permitted or required by the Code as the Investor Limited Partner may reasonably request to effect a sale of the Project [or to terminate the extended use commitment of Section 42(h)(6)(B) of the Code].

Section 6.5 Representations and Warranties; Certain Indemnities

A. The General Partners hereby represent and warrant to the Investor Limited Partner that the following are true as of the date hereof and will be true on the due date for each Installment (except for Sections 6.5A(xii), 6.5A(xiv) and 6.5A(xv), which are continuing representations with which the General Partners agree to comply at all times):

(i) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all recording requirements with each proper governmental authority necessary to establish the limited liability of the Limited Partners as provided herein.

(ii) No litigation or proceeding against the Partnership, any General Partner (nor any other litigation or proceeding directly affecting the Project) is pending before any court, administrative agency or other governmental authority which would, if adversely determined, have a material adverse effect on the Partnership, its business or operations, except for such matters as to which the likelihood of such a determination adverse to the Partnership is, in the opinion of Partnership Counsel or other counsel acceptable to the Investor Limited Partner, remote.

(iii) (a) No default by any General Partner, any Affiliate thereof having any relationship with the Project, or the Partnership, in any material respect has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default in any material respect) under any of the Project Documents.

(b) Project Documents are in full force and effect (except to the extent fully performed in accordance with their respective terms).

(c) No failure or refusal of any Lender to make any advance required under the Construction Loan Agreement has occurred and is continuing.

(iv) No Partner or Related Person bears the economic risk of loss with respect to the County Rehabilitation Loan or indebtedness secured by any Mortgage, except as permitted by Article IIIA.

(v) All building, zoning and other applicable certificates, permits and licenses necessary to permit the construction, rehabilitation, repair, use, occupancy and operation of the Project have been obtained (other than prior to completion of the Project or a specified portion thereof, such as will be issued only after the completion of the Project or such specified portion thereof) and neither the Partnership nor the General Partners has received any notice or has any knowledge of any violation with respect to the Project of any law, rule, regulation, order or decree of any governmental authority having jurisdiction which would have a material adverse effect on the Project or the construction, use or occupancy thereof, except for violations which have been or, as a part of the proposed rehabilitation, will be cured and notices or citations which have been withdrawn or set aside by the issuing agency or by an order of a court of competent jurisdiction.

(vi) The Partnership owns the fee simple interest in the Property, free and clear of any liens, charges or encumbrances other than the Mortgages, matters set forth in the Title Policy delivered at Investment Closing, encumbrances the Partnership is permitted to create under Sections 2.4 and 6.1, and mechanics' or other liens which have been bonded or insured against in such a manner as to preclude the holder of such lien or such surety or insurer from having any recourse to the Property or the Partnership for payment of any debt secured thereby. None of the liens, charges, encumbrances or exceptions set forth in the Title Policy delivered at Investment Closing has or will have a material adverse effect upon the construction or operation of the Project.

(vii) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken or to be made or taken, pertaining to the Partnership or the Property by any General Partner, Purchaser, Developer or Management Agent which is a corporation have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws of any such corporation or any agreement by which any such corporation or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

(viii) No General Partner is in default in any material respect in the observance or performance of any provision of this Agreement to be observed or performed by such General Partner.

(ix) The Purchase Agreement is in full force and effect and no default has occurred or is continuing (nor has there occurred any event which, with the giving of notice or the passage of time, or both, would constitute such a default in any material respect) under the Purchase Agreement.

(x) No Event of Bankruptcy has occurred with respect to any General Partner which pursuant to Section 7.5 would have suspended the obligations of the Investor Limited Partner to make the Second Installment unless such Event of Bankruptcy has been cured pursuant to Section 7.5.

(xi) The entire Project will qualify, or on and after the Completion Date qualifies, as a "qualified low-income housing project" under Section 42(g) of the Code, all apartment units in the Project qualify as "low income" apartment units under Section 42 of the Code except as may be expressly permitted otherwise under Article III or Section 6.8.

(xii) The General Partners satisfy the Designated Net Worth Standard.

(xiii) All tax returns, financial statements, Forms K-1 and reports due under Sections 12.1B. and 12.1E. have been properly filed and/or transmitted, as applicable.

(xiv) The principals of the general partners of the Managing General Partner has at least two years' relevant real estate or other experience demonstrating the knowledge and experience to acquire and manage assets such as the Project, and has a financial condition commensurate with any financial obligations assumed in the operation of the Partnership (at minimum, an aggregate financial net worth, exclusive of home, automobile and home furnishings, of the greater of either $50,000 or an amount at least equal to 5% of the gross amount of all offerings sold by such General Partner within the prior twelve months plus 5% of the gross amount of the Capital Contribution of the Investor Limited Partner, to an aggregate maximum net worth of $1,000,000), except that the foregoing requirements with respect to net worth shall not apply where the Managing General Partner is a non-profit organization or an Affiliate thereof.

(xv) Any Affiliate of a General Partner rendering services to the Partnership shall have not less than four years' relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(xvi) No General Partner, Affiliate of a General Partner or Person for whose conduct any General Partner is or was responsible has ever: (i) owned, occupied, or operated a Site or Vessel on which any Hazardous Material was or is stored (except if such storage was or is at all times in compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of; (ii) directly or indirectly

transported, or arranged for transport, of any Hazardous Material (except if such transport was or is at all times in compliance with all laws, ordinances and regulations pertaining thereto); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Project or any other Site or Vessel owned, occupied, or operated either by any General Partner, Affiliate of a General Partner, or Person for whose conduct any General Partner is or was responsible or whose liability may result in a lien on the Project; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Project or any such Site or Vessel.

(xvii) To the best of the General Partners' knowledge, no Hazardous Material was ever or is now stored on (except to the extent any such storage was at all times in compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of on the Land.

B. The General Partners jointly and severally agree to indemnify promptly and hold harmless the Partnership and the Limited Partners from and against any and all losses, damages and liabilities which the Partnership and the Limited Partners may incur by reason of any liabilities to which either the Partnership or the Project is subject at the Admission Date; provided, however, that the foregoing indemnification shall not apply to the Mortgage, necessary contractual obligations normally incurred pursuant to the Commitments in connection with the operation of the Property, or to acts for which the General Partners are entitled to indemnification under Section 6.6.

C. The General Partners shall indemnify, defend, and hold the Limited Partners harmless from and against any claim brought or threatened against the Limited Partners or loss (as well as from any and all attorneys' fees and expenses incurred in connection with any such claim or loss) on account of the presence of any Hazardous Material at the Project or at any other location. Any claim or loss described in the immediately preceding sentence may be defended, compromised, settled, or pursued by the Limited Partners with counsel of the Limited Partners' selection, but at the expense of General Partners. Notwithstanding anything else set forth in this Agreement, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement; provided, however, that no General Partner removed without Cause or Retiring without violation of this Agreement shall be liable for the acts or omissions of a successor general partner.

Section 6.6 Indemnification

Each General Partner (including any Retired General Partner) shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by him or it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner or any of its "Designated Affiliates" (as such term is defined in Section 6.7B.) and were

the result of a course of conduct which the General Partners, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 6.6 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof; provided, however, that no indemnification shall be provided for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification in connection with a settlement which was so approved, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, any state securities administrator whose rules require the application of the NASAA Guidelines and any other state securities administrator whose rules or published policies require such disclosure with respect to the issue of indemnification for securities law violations.

The Partnership shall not incur that cost of that portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

Section 6.7 Liability of General Partners to Limited Partners

A. No General Partner or Designated Affiliate (as defined in Section 6.7B) shall be liable, responsible or accountable for damages or otherwise to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of such General Partner or Designated Affiliate if that General Partner or Designated Affiliate, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct on the part of that General Partner or Designated Affiliate.

B. As used in Sections 6.6 and 6.7, a "Designated Affiliate" is any Person performing services on behalf of the Partnership who: (1) directly or indirectly controls, is controlled by, or is under common control with any General Partner, (2) owns or controls 10% or more of the outstanding voting securities of any General Partner, (3) is an officer, director, partner or trustee of any General Partner, or (4) if any General Partner is an officer, director, partner or trustee, of any company for which the General Partner acts in any such capacity.

Section 6.8 Obligation to Complete Construction and Arrive at Final Closing

A. The General Partner shall complete the construction and repairs of the Improvements or cause the same to be completed in a good and workmanlike manner, free and clear of all mechanics', materialmen's or similar liens, and

shall equip the Improvements or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges, all in accordance with the Commitments and the drawings and specifications forming a part of the Construction Contract; provided, however, that changes in the Improvements, including as the result of casualties or changes in the number of Buildings or apartment units, affecting less than 10% of the Improvements or number of Units shall not constitute a violation of this Agreement, if such changes have been agreed to by the Lenders and do not materially adversely affect the Investor Limited Partner (such changes will not be deemed to adversely affect the Investor Limited Partner if the Investor Limited Partner would be entitled to an adjustment under Section 5.1B as a result thereof). If the Designated Proceeds and any Supplemental Capital Contributions of the Investor Limited Partners actually made as available from time to time are insufficient to (i) acquire the Property, (ii) complete the construction and rehabilitation of the Improvements or cause the same to be completed in a good and workmanlike manner, free and clear of all mechanic's, materialmen's or similar liens, and equip the Improvements or cause the same to be equipped, all in accordance with the Commitments and the drawings and specifications forming a part of the Construction Contract, (iii) arrive at the Final Closing in conformity with the Commitments, (iv) discharge all Partnership liabilities and obligations arising out of any casualty giving rise to such insurance proceeds, and (v) pay or provide for all other payments, expenses, escrows or reserves required by any Lender, Agency or Partnership creditor to be made, incurred or funded through the Development Obligation Date including making all payments under the Development Services Agreement prior to the Completion Date (other than Project Expenses incurred through the Development Obligation Date and reserves which are to be funded from other sources), the General Partner shall advance or cause to be advanced to the Partnership from time to time as needed such funds as are required to pay such deficiencies. Any such advances ("Development Advances") shall, to the extent permitted under the Commitments and any applicable Regulations or requirements of the Lender and the Agency (or otherwise with any requisite consent of the Lender and the Agency), be reimbursed only out of Designated Proceeds available from time to time after payment of all costs described in the preceding sentence and any balance of the amount of each Development Advance not so reimbursed shall not be reimbursable, shall not be credited to the Capital Account of any Partner or otherwise change the Interest of any Person in the Partnership.

B. The General Partners hereby unconditionally jointly and severally guarantee to the Partnership and the Investor Limited Partners the due and punctual performance of all obligations of the Developer hereunder. The General Partners hereby agree that their obligations hereunder shall constitute a guaranty of payment and not of collection and shall be unconditional irrespective of the regularity or enforceability of this Agreement or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor or any other circumstances which might otherwise limit the recourse to the General Partners. The undertakings of the General Partners set forth in this Section 6.8 and in Section 6.9 are made for the benefit of the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

Section 6.9 Obligation to Provide for Project Expenses

A. The General Partners agree that if the Partnership requires funds (i) to discharge Project Expenses (other than to make payments to Partners, payments of any outstanding Project Expense Loans or other obligations herein provided to be payable solely out of Cash Flow or distributions of proceeds from a Capital Transaction) during or in respect of the period commencing on the Development Obligation Date and ending 3 years after the Development Obligation Date or (ii) assure maintenance by the Partnership of Surplus Cash of at least $1.00 at all times during such period, the General Partners shall furnish to the Partnership the funds required. (Except for amounts applied in accordance with Section 12.1C, any amounts applied to the payment of Project Expenses by the Investor Limited Partner pursuant to this Agreement shall be deemed to have been applied on behalf of the General Partners in accordance with the foregoing obligation.) Amounts so furnished to fund Project Expenses (including but not limited to insurance, tax or other escrows required by the Lenders) incurred prior to the Development Obligation Date shall be deemed Special Capital Contributions; amounts furnished to fund Project Expenses incurred on or after the Development Obligation Date shall constitute Project Expense Loans. Notwithstanding the foregoing, however, the General Partners shall not be obligated to make Project Expense Loans under this Section 6.9A. to the extent that the outstanding aggregate principal amount of such loans (plus any Management Fees deferred pursuant to Article XIB in lieu of any required Project Expense Loans under this Section 6.9A) would exceed $350,000. Project Expense Loans shall be made as required in the ordinary course of business during the fiscal year and, provided that the Minimum Distribution for such year and all prior years has been paid to the Investor Limited Partner, Project Expense Loans may be repaid from available operating receipts subsequently received during the same fiscal year. Any Project Expense Loans not repaid during the fiscal year in which they were incurred shall be repayable only as provided in Article X.

B. Commencing on the third anniversary of the Development Obligation Date, the General Partners shall be obligated to make working capital advances to the Partnership when and as needed, except that the General Partners shall not be obligated to make further advances under this Section 6.9B to the extent that the aggregate outstanding balance of such advances shall exceed $100,000. All advances made pursuant to this Section 6.9B shall bear no interest and may be repaid from available funds of the Partnership prior to any distributions under Section 10.5A.

C. The General Partners shall make advances to the Partnership if and to the extent that for any fiscal year or portion thereof following the Development Obligation Date, the Cash Flow from operations of the Partnership for such year is less than an amount necessary to permit distribution to the Investor Limited Partners of an amount which, together with any distribution of Cash Flow to the Investor Limited Partners pursuant to Section 10.5A for such year, equals the Minimum Distribution. Advances necessary to permit distribution of the Minimum Distribution shall be made (and distributed to the Investor Limited Partners) within 90 days after the close of each year and shall be deemed Project Expense Loans repayable only as set forth in Article X.

Section 6.10 Certain Payments to the General Partners and Affiliates

A. For its services in connection with the development of the Property and the supervision to completion of the construction of the Improvements and as reimbursement for Development Advances, the Developer shall be paid a Development Fee in accordance with the Development Services Agreement.

B. All of the Partnership's expenses shall be billed directly to, and paid by, the Partnership to the extent practicable. Subject to the terms of this Agreement, including without limitation Section 6.10C., reimbursements to a General Partner or any of its Affiliates by the Partnership shall be allowed as provided in this 6.10B. for the lower of (a) actual cost to the General Partners or any of their Affiliates of the Partnership's actual operating cash expenses or (b) the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographical location, including the following general functions of the Partnership:

(i) Partnership operations, which shall include without limitation the following: implementation of Partnership investment policies, implementation of periodic physical inspections and informal market surveys; direction and review of work of managers, contractors and leasing agents; payment of fees and expenses to independent contractors, mortgage brokers, brokers, leasing agents, consultants, insurance brokers, and other agents; implementation and review of reserves and working capital and recommendations with respect to changes thereto; preparation, presentation, and implementation of cash distribution decisions; financial analysis; preparation of Partnership status reports; initiation and implementation of any other positive action necessary to optimize the potential benefits for the Partnership; payment of any and all liabilities, losses, judgments, expenses (including attorneys' fees and disbursements) and amounts paid in settlement of claims arising from any claims for personal injury, property damage, wrongful death and other risks arising out of the business of the Partnership; supervision and expenses of professionals employed by the Partnership in connection with any of the above, including attorneys, accountants, and appraisers; initiation and analysis of recommendations to sell the Project on acceptable terms of sale; and payment of audit and other fees;

(ii) Partnership accounting, which shall include without limitation the following: preparation and documentation of Partnership accounting and audits; preparation and documentation of budgets, economic surveys, projections of Cash Flow, profits and losses, tax credits and working capital requirements; preparation of regulatory and tax reports; costs of any computer equipment or services used for or by the Partnership; costs of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

(iii) legal services, which shall include without limitation the following: expenses of revising and amending this Agreement or converting, modifying, or terminating the Partnership or this Agreement;

monitoring litigation, if any; costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation, or other proceeding conducted therewith, subject to the provisions of Section 6.6; and costs of qualifying or licensing the Partnership;

(iv) tax services, which shall include without limitation the following: tax planning for the Partnership; preparation and documentation of Partnership Federal, state and Local tax returns; review of tax projections;

(v) computer services, which shall include without limitation the following: costs of any computer equipment or services used for or by the Partnership, including processing of accounting records relating to the Partnership;

(vi) risk management, which shall include without limitation the following: inspection services, special consultant fees, premiums, loss adjustments, and any other expenses of insurance required in connection with the business of the Partnership; and

(vii) any other related operational and administrative expenses necessary for the prudent organization and operation of the Partnership.

C. Notwithstanding any other provision of this Agreement, neither the General Partners nor any of their Affiliates shall be entitled to any fees or profits from the Partnership in connection with the acquisition, construction, development or rent-up of the Land or Improvements or for the administration of the Partnership's business or otherwise, except for (i) payments provided for in Sections 2.4(v) or 6.10A, (ii) payments of the Management Fee referred to in Article XI, (iii) fees and distributions under Article X, and (iv) such other fees and distributions as may be permitted to be paid by the Lender or the Agency out of the proceeds of the Mortgage Loan.

Section 6.11 Joint and Several Obligations

All obligations of the General Partners hereunder are joint and several obligations of the General Partners, except as herein expressly provided to the contrary.

Section 6.12 Grant of Security Interest

In order to secure the performance by the General Partners of their obligations to the Investor Limited Partner under this Agreement and all other agreements or instruments delivered concurrently herewith, the General Partners hereby assign to the Investor Limited Partner all amounts otherwise payable to the General Partners under this Agreement (as fees, distributions or otherwise), which assignment shall be deemed a grant of a security interest, which security interest shall be subject in any prior security interests in such amounts granted to the Lenders. At the request of the Investor Limited Partner, the General Partners shall execute such documents

and take such other actions as may be necessary or appropriate in the discretion of the Investor Limited Partner to further evidence and perfect the security interests granted hereby.

## ARTICLE VII

## Withdrawal of General Partner; New General Partners

Section 7.1 Voluntary Withdrawal

A. Except as effected under Section 6.12, no General Partner shall have the right to withdraw or Retire voluntarily from the Partnership or sell, assign or encumber his Interest without the Consent of the Investor Limited Partner and, if required, any Requisite Approvals.

B. Notwithstanding the foregoing, a General Partner may at any time propose to the Investor Limited Partner a Person to serve as its successor or if at such time there be more than one General Partner, to serve as a successor to one or more of the General Partners desiring to withdraw. If the Investor Limited Partner has consented thereto or if, pursuant to Section 7.5, such a consent is not required, and any Requisite Approvals are obtained to such withdrawal and the admission of such successor, all Partners hereby agree, subject to the provisions of Section 7.5, that this Agreement and the Certificate shall be appropriately amended to effect such withdrawal and admission.

Section 7.2 Obligation to Continue

In the event of the Retirement of any General Partner, the remaining General Partners, if any, and any successor General Partner shall have the obligation to elect to continue the business of the Partnership employing its assets and name, all as contemplated by the laws of the State. The rights provided for in Section 7.5 may be exercised concurrently with any such continuance. Within ten (10) days after the occurrence of such Retirement, the remaining General Partners, if any, shall notify the Investor Limited Partner thereof.

Section 7.3 Successor General Partner

A. Upon the occurrence of any Retirement, the remaining General Partners may designate a Person to become a successor General Partner to the Retired General Partner. Except as provided in Section 7.5 and subject to the provisions of Section 7.5, any Person so designated, subject to any Requisite Approvals, the Consent of the Investor Limited Partner and, if required by the Uniform Act or any other applicable law, the consent of any other Partner so required, shall become a successor General Partner upon his written agreement to be bound by the Mortgage and any other documents required in connection therewith and by the provisions of this Agreement.

B. If any Retirement shall occur at a time when there is no remaining General Partner and no successor General Partner is to be admitted pursuant to Section 7.3A, then the Investor Limited Partner shall have the right, subject to any Requisite Approvals and the provisions of Sections 6.3C and 7.5, to designate a Person to become a successor General Partner upon his written agreement to be bound by the Mortgage and any other documents required in connection therewith and by the provisions of this Agreement.

C. If the Investor Limited Partner elects to reconstitute the Partnership and admit a successor General Partner pursuant to this Section 7.3, the relationship of the Partners in the reconstituted Partnership shall be governed by this Agreement.

D. If any successor General Partner is to be the Managing General Partner, then such successor General Partner shall meet the requirements of Section 6.5A(xiv).

Section 7.4 Interest of Predecessor General Partner

A. Except as provided in Section 7.3A, no assignee or transferee of all or any part of the Interest as a General Partner of a General Partner shall have any automatic right to become a General Partner. Until the acquisition of the Interest of a Retiring General Partner pursuant to Section 7.4D or 7.8, such Interest shall be deemed to be that of an assignee and the holder thereof shall be entitled only to such rights as an assignee may have as such under the laws of the State.

B. Anything herein contained to the contrary notwithstanding, any General Partner who withdraws voluntarily in violation of Section 7.1 or is removed for Cause pursuant to Section 4.7 shall remain liable for all of his obligations under Sections 6.8 and 6.9, for all his other obligations and liabilities hereunder incurred or accrued prior to the date of his withdrawal and for any loss or damage which the Partnership or any of its Partners may incur as a result of such withdrawal (except as provided in Section 6.7), except for any loss or damage attributable to the default, negligence or misconduct of a successor General Partner admitted in his place under this Agreement.

C. A General Partner who Retires without violation of this Agreement or is removed without Cause pursuant to Section 4.7 or the estate (which term, for purposes of this Section 7.4C., shall include the heirs, distributees, estate, executors, administrators, guardian, committee, trustee or other personal representative) of a Retired General Partner shall be liable only for its obligations and liabilities hereunder incurred or accrued prior to the date of such event, and for any damages arising out of any breach of this Agreement by it, but thereafter it shall not have any obligation or liability on account of the business of the Partnership or the activities of the other General Partners.

D. The disposition of the General Partner Interest of a General Partner who or which Retires voluntarily in compliance with this Agreement shall be accomplished in such manner as shall be acceptable to the remaining General

Partners and shall be approved by Consent of the Investor Limited Partner. Except as provided in the preceding sentence, upon the Retirement of a General Partner (other than a General Partner who or which is removed as such pursuant to Section 4.7), such Retiring General Partner shall be deemed to have automatically transferred to the remaining General Partners, in proportion to their respective General Partner Interests, or, if there shall be no remaining General Partner, then to the Partnership for the benefit of the remaining Partners, all or such portion of the General Partner Interest of such Retiring General Partner which, when aggregated with the existing General Partner Interests of all such remaining General Partners, will be sufficient to assure such remaining General Partners a 1% interest in all profits, losses, credits and distributions of the Partnership under Article X hereof. No documentation shall be necessary to effectuate such transfer, which shall be automatic, and no consideration shall be payable therefor. For the purposes of Article X, the effective date of the transfer pursuant to the provisions of this Section 7.4D of the General Partner Interest of a Retired General Partner shall be deemed to be the date on which such Retirement occurs. That portion of the General Partner Interest (the "Remaining Interest") of the Retiring General Partner which shall not have been transferred pursuant to this Section 7.4D shall be (i) purchased by the Partnership in accordance with the provisions of Section 7.8 in the case of a General Partner who or which Retires in violation of Section 7.1 hereof and (ii) in all other cases (except a removed General Partner), shall be retained by such Retiring General Partner (or pass to legal representatives thereof) who or which shall have the status of a Special Limited Partner, but with the right to receive only that share of the profits, losses, credits and distributions of the Partnership to which the Retiring General Partner, as such, would have been entitled had he or it remained, reduced to the extent of the General Partner Interest transferred hereunder, but such Retiring Partner (or his or its legal representatives, as the case may be) shall not be considered to be a Special Limited Partner for the purpose of sharing the benefits allocated to the Special Limited Partner under Article X hereof and shall not participate in the votes or consents of the Limited Partners hereunder; provided, however, that in the case of a General Partner who or which Retires involuntarily without violation of this Agreement (other than a General Partner who or which is removed as such pursuant to Section 4.7), the Partnership shall have the option (but not the obligation), exercisable by notice to the holder of such Interest within six months following the date of such Retirement, to acquire the Remaining Interest of such Retiring General Partner (or the Special Limited Partner Interest deriving therefrom) in accordance with the valuation and payment provisions of Section 7.8.

Section 7.5 <u>Event of Bankruptcy as to a General Partner; Removal of a General Partner and Transfer of Its Interest</u>

A. If an Event of Bankruptcy shall have occurred as to a General Partner, the Special Limited Partner may (i) replace such General Partner with a successor general partner (the "Successor") willing to serve as a General Partner and reallocate to the Successor (and the bankrupt General Partner hereby assigns to the Successor in such event) the interest of the bankrupt General Partner in profits, losses, credits, Cash Flow and net cash proceeds

of a Capital Transaction (provided, however, that in no event shall any fees which are earned be so reallocated), or (ii) add an additional General Partner willing to serve as such with such of the powers of the bankrupt General Partner hereunder as the Special Limited Partner may designate and make a similar reallocation to that contemplated by the foregoing clause (i), which the bankrupt General Partner hereby ratifies in such event. Upon the selection of the Successor as aforesaid and his admission as a General Partner, the bankrupt General Partner shall not have any further rights, powers, liabilities or obligations under this Agreement and/or in respect of the Project, provided, however, that the bankrupt General Partner shall continue to be responsible for (1) any loss caused by the nonperformance of its obligations under this Agreement and/or in respect of the Project to be performed prior to the Development Obligation Date and (2) the furnishing of any funds required to be furnished by it under Section 6.8 and 6.9 (any such sums advanced by the bankrupt General Partner pursuant to this clause (2) shall be deemed to be Development Advances except to the extent treated as Project Expense Loans or Special Capital Contributions pursuant to Section 6.9). If all or any part of the General Partner Interest of a General Partner is reallocated pursuant to this Section 7.5, such General Partner shall be entitled to receive the fair market value of the Interest (or portion thereof) so reallocated; such fair market value shall be determined and paid in accordance with Section 7.8. No exercise of rights pursuant to this Section 7.5 need be delayed pending determination of such value.

B. From and after the date of the occurrence of an Event of Bankruptcy as to any General Partner or The Richman Group, Inc., a Delaware corporation, the obligation of the Investor Limited Partner to make the Second Installment to the Partnership shall be suspended, and such obligation shall be reinstated only when such Event of Bankruptcy shall have been cured in a manner approved in writing by the Investor Limited Partner in accordance with Section 7.5D.

C. Each Partner (including any General Partner removed as aforesaid) hereby irrevocably nominates and appoints the Special Limited Partner and each of its officers, with full power of substitution, as the attorney-in-fact of such Partner, in his name, place and stead, to make, execute and deliver any and all amendments to this Agreement, the Certificate, business certificates and instruments of like tenor which may be necessary or appropriate to give effect to the provisions of this Section 7.5.

D. Subject to any Requisite Approvals, the obligations of the Investor Limited Partner to make Capital Contributions, if suspended under Section 7.5B., shall be reinstated on the following terms and conditions (or in any other manner provided by Section 7.5B.):

(i) if the Event of Bankruptcy occurs prior to the date when all obligations of the General Partners and the Developer under Sections 6.8 and 6.9 have been fully performed, the Partnership and the Investor Limited Partner and the Developer shall have received a legal, binding and unconditional undertaking by a financially responsible party accepted in writing by the Investor Limited Partner fully and timely to perform all obligations of the General Partners and the Developer under Sections 6.8 and 6.9 (the Person providing such undertaking being

referred to herein as the "Guarantor"), provided, however, that neither this clause nor the delivery of any such undertaking shall affect or impair the rights the Investor Limited Partner has or may have against any General Partner or the Developer under Section 6.8 or 6.9; and

(ii) after giving effect to such Event of Bankruptcy, (a) the remaining General Partner(s) together with any Successor duly admitted as a General Partner pursuant to Section 7.5A. shall have an aggregate net worth satisfying the Designated Net Worth Standard, (b) if for any reason the sole General Partner or new General Partner as to whom no Event of Bankruptcy has occurred is a corporation, such corporation shall also have such net worth as would not preclude the Partnership from obtaining a favorable ruling from the United States Treasury Department to the effect that the Partnership will be treated as lacking the corporate characteristic of limited liability for federal income tax purposes (such net worth to be determined as provided in Revenue Procedure 89-12 or any subsequent ruling or revenue procedure of the Service issued in lieu or in modification thereof), (c) the Partnership shall be solvent and no significant disruption in the conduct of its business shall have occurred and be continuing, and (d) the Partnership and the business thereof shall have been validly continued under this Agreement and the Uniform Act; and

(iii) as of the date the Second Installment is called for after such Event of Bankruptcy, all other conditions to the payment of such Installment set forth in this Agreement shall have been satisfied, except that any reference to the General Partners in Section 6.5 shall be deemed to refer to the then General Partner(s) and to the Guarantor, if any.

E. Inasmuch as the interests of the Partners under this Agreement depend on the continuing existence of a viable General Partner willing and able to perform the functions of the General Partner under this Agreement, the rights of, and payments to, the General Partner have been agreed on in consideration, among other things, of the agreement and ability of the General Partners to perform such functions, and the inclusion of this Section 7.5 in this Agreement has been a material inducement to the Investor Limited Partner to enter into this Agreement. Each Partner hereby ratifies and confirms any action authorized by the Investor Limited Partner as provided by and in accordance with the provisions of this Section 7.5.

Section 7.6 Designation of New General Partners

The General Partners may, with the written consent of all Partners, at any time designate new General Partners, each with such Interest as a General Partner in the Partnership as the General Partners may specify, subject to any Requisite Approvals.

Any new General Partner shall, as a condition of receiving any interest in the Partnership property, agree to be bound by the Project Documents and any other documents required in connection therewith and by the provisions of this Agreement, to the same extent and on the same terms as any other General Partner.

Section 7.7 Amendment of Certificate; Approval of Certain Events

Upon the admission of a new General Partner pursuant to the preceding provisions of this Article VII, the Schedule shall be amended to reflect such admission and an amendment to the Certificate, also reflecting such admission, shall be filed as required by the Uniform Act.

Each Partner hereby consents to and authorizes any admission or substitution of a General Partner or any other transaction, including, without limitation, the continuation of the Partnership business, which has been authorized under the provisions of this Agreement, and hereby ratifies and confirms each amendment of this Agreement necessary or appropriate to give effect to any such transaction.

Section 7.8 Valuation and Sale of Interest of Former General Partner

A. Subject to the provisions of Section 7.4D, if the business of the Partnership is continued after the Retirement of a General Partner (including a removal under Section 4.7), or if, following such event, the Partnership is reconstituted, in each case as contemplated by this Agreement, the Partnership shall purchase such General Partner's Interest (which term, and words of like import, as used in this Section 7.8 shall refer only to the "Remaining Interest" of such Retiring General Partner as defined in Section 7.4D in all cases where applicable) for a price equal to the fair market value thereof. Such fair market value shall be determined by two independent appraisers, one selected by the former General Partner or its representative and one by the Partnership, and shall take into account the right of the General Partner to appoint an Affiliate as Management Agent. If such appraisers are unable to agree on the value of the former General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The appraisers may act with or without a hearing, and the cost of the appraisal will be shared equally between such former General Partner and the Partnership. Notwithstanding the foregoing, if a General Partner is removed by the Investor Limited Partner for Cause, or if a General Partner has voluntarily withdrawn from the Partnership in contravention of the terms of this Agreement, the purchase price paid to such General Partner for its Interest shall be reduced by an amount determined by an arbitrator mutually agreeable to counsel to the Partnership and counsel for the General Partner to adequately compensate the Partnership for the action of such General Partner leading to its removal, or for the fact of its violation of the terms of this Agreement.

B. Promptly after the determination of the purchase price of a former General Partner's Interest pursuant to Section 7.8A., the Partnership shall deliver to such former General Partner a promissory note of the Partnership for such purchase price, payable in five equal consecutive annual installments commencing on the first anniversary of the date of such note. Such promissory note shall bear simple interest at the rate per annum which is at all times equal to the "base rate" announced from time to time by The First National Bank of Boston, payable on the last day of each calendar quarter during which such note is outstanding; provided, however, that if such note is delivered

following a Retirement of a General Partner which is voluntary on its part in violation of this Agreement or a removal for Cause, then (i) such note shall neither be secured nor bear interest, and (ii) the principal payable to the withdrawing General Partner shall be limited in amount and date of payment to distributions which such withdrawing General Partner would have received under this Agreement had it not withdrawn. Within 120 days after the determination of the purchase price of the former General Partner's Interest, the Partnership may, with the consent of all remaining General Partners and the Consent of the Investor Limited Partner, sell such Interest to one or more Persons, who may be Affiliates of the remaining General Partner or General Partners, and admit such Person or Persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Interest of the former General Partner shall not be less than its purchase price as determined by the appraisal and, if applicable, arbitration described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above in this Section 7.8B.

## ARTICLE VIII

## Transfer of Limited Partner Interests

Section 8.1 Right to Assign

A. Except as restricted in this Article VIII or by operation of law, each Limited Partner shall have the right to assign his Interest in the Partnership, or in the capital, assets or property of the Partnership, or enter into any agreement as a result of which any Person shall become interested with him in the Partnership, with the written consent of the General Partners, which shall not be unreasonably withheld conditioned or delayed. Notwithstanding the foregoing, in no event shall any assignee of a Limited Partner have any right to become a Substitute Limited Partner without compliance with all applicable provisions of this Article VIII.

B. [Intentionally omitted]

C. Notwithstanding the provisions of Sections 8.1A or 13.1, the Investor Limited Partner shall have the right at any time to substitute another Person as the Special Limited Partner without the consent or approval of the General Partners, the Special Limited Partner or any other Partner. The General Partners shall cooperate with the Investor Limited Partner to facilitate such transaction by promptly furnishing complete and accurate financial and other relevant data regarding the Partnership, the Project, the General Partners and their Affiliates and any other matters reasonably necessary, in the judgment of the Investor Limited Partner, to effect such transaction. Each transferee of a Special Limited Partner Interest transferred in accordance with this Section 8.1C shall be automatically admitted to the Partnership as a Substitute Limited Partner without necessity of General Partner approval as otherwise required under Section 8.3; provided, however, that the provisions of the final sentence of each paragraph of Section 8.3 shall apply to the admission of any such transferee to the Partnership.

Section 8.2 Restrictions

A. No sale or exchange of the Interest of any Person as a Limited Partner shall be made if such sale or exchange would violate Section 13.1, except a sale pursuant to the Purchase Agreement.

B. In no event shall all or any part of a Limited Partner's Interest be assigned or transferred to a minor or to an incompetent (other than to a member of a Limited Partner's Immediate Family by reason of death).

C. The General Partners may require as a condition of any assignment of any Interest, that the assignor assume all costs incurred by the Partnership in connection therewith.

D. Any assignment in contravention of any of the provisions of Section 8.1 or this Section 8.2 shall be void and ineffectual and shall not bind, or be recognized by, the Partnership.

Section 8.3 Substitute Limited Partners

Except as provided in Section 8.1C, no Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place. The General Partners, however, may in their exclusive discretion permit any such assignee to become a Substitute Limited Partner and any such permission by the General Partners shall be binding and conclusive without the consent or approval of any other Person, except, if required, any Requisite Approvals. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership assets, agree to be bound (to the same extent as his assignor was bound) by the Commitments and by the provisions of this Agreement.

Upon the admission of a Substitute Limited Partner, the Schedule shall be amended to reflect the name and address of such Substitute Limited Partner and to eliminate the name and address of his assignor and, if necessary, an amendment to the Certificate reflecting such admission shall be filed in accordance with the Uniform Act at least once each calendar quarter during which a Substitute Limited Partner is admitted, in order to effect the substitution thereof. Each Substitute Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify its agreement to be bound by all the provisions of this Agreement.

Section 8.4 Assignees

In the event of the decease or incapacity of any Limited Partner, his legal representatives shall have such rights as are afforded them by the Uniform Act. The death of a Limited Partner shall not dissolve the Partnership.

An assignee of a Limited Partner who does not become a Substitute Limited Partner in accordance with Section 8.3 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of profits, losses and distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner.

Any Limited Partner who shall assign all his Interest shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges or obligations of a Limited Partner except that, unless and until the assignee of such Limited Partner is admitted to the Partnership as a Substitute Limited Partner in accordance with Section 8.3, said assigning Limited Partner shall retain the statutory rights and be subject to the statutory obligations of an assignor limited partner under the Uniform Act as well as the obligation to make the Capital Contributions attributable to the Interest in question, if any portion thereof remains unpaid.

In the event of any assignment of a Limited Partner's Interest as a Limited Partner, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment; such instrument must evidence the written acceptance of the assignee to all the terms and provisions of this Agreement; and if such an instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

In the case of any assignment of a Limited Partner's Interest as a Limited Partner, where the assignee does not become a Substitute Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

An assignee of a Limited Partner's Interest as a Limited Partner who does not become a Substitute Limited Partner as provided in Section 8.3 and who desires to make a further assignment of his Interest shall be subject to the provisions of this Article VIII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Interest.

## ARTICLE IX

## Loans

A. All Partnership borrowings shall be subject to the restrictions of Section 6.1, this Article, the Project Documents and the Regulations. To the extent borrowings are permitted, they may be made from any source, including Partners and Affiliates; provided, however, that borrowings may not be made from the Investment General Partners or Affiliates thereof. The Partnership may accept Development Advances as and when permitted pursuant to Section 6.8, and may issue instruments evidencing Project Expense Loans pursuant to Section 6.9. Notwithstanding the foregoing, should the Lender or any Agency require the Partnership to issue any "residual receipts note" or similar obligation as a condition to Final Closing or otherwise, the General Partners shall cause such obligation promptly to be discharged and cancelled at their own expense, such obligation shall not be deemed to be an expenditure of the Partnership and shall not be credited to the Capital Account of any Partner.

B. If any Partner shall lend any monies to the Partnership, such loan shall be unsecured and the amount of any such loan shall not be an increase of his Capital Contribution. Until such time as the General Partners and the Developer shall have performed fully their obligations hereunder to make

advances pursuant to Sections 6.8 and 6.9, any loan from a General Partner or an Affiliate of a General Partner shall be an obligation of the Partnership to the Partner or Affiliate only if it constitutes a borrowing permitted by Section 6.8 or 6.9 and shall be repayable as therein provided. Subject to the preceding sentence, any loans to the Partnership by a General Partner or an Affiliate of a General Partner may be made on such terms and conditions as may be agreed on by the Partnership, consistent with good business practices.

C. Notwithstanding the preceding provisions, the Partnership shall not borrow any funds from a general partner of a Limited Partner or an Affiliate of a general partner of a Limited Partner (the "Limited Partner Entities"), except that the Partnership may accept loans from a Limited Partner Entity or allow a Limited Partner Entity to post letters of credit for the Partnership, provided that the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contribution committed to the Partnership; provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) and the Partnership may not pay in connection therewith interest or other financing charges or fees in excess of the amounts which would be charges by unrelated lending institutions on comparable loans for the same purpose in the same locality.

## ARTICLE X

## Profits, Losses and Distributions

### Section 10.1 Profits, Losses and Tax Credits

A. Except as otherwise specifically provided in this Article, for each fiscal year or portion thereof, profits, tax-exempt income, losses and non-deductible, non-capitalizable expenditures incurred and/or accrued by the Partnership, shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

B. Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital Transaction shall be allocated to the Partners as follows:

As to profits:

First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals the amount of cash which would be distributed to such Partner if the aggregate amount in the Capital Accounts of all Partners were cash available to be distributed in accordance with the provisions of Clauses Third, Fifth, Sixth, Seventh, Eighth and Ninth of Section 10.3C.

As to losses:

First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over (b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Fourth, Fifth, Sixth, Seventh and Eighth of Section 10.5C; and

Second, the balance, if any, of such losses shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

C. If the Partnership (i) incurs recourse obligations or Partner Non-Recourse Debt (including without limitation Project Expense Loans), (ii) accepts Special Capital Contributions pursuant to Section 6.9 or (iii) incurs losses from extraordinary events which are not recovered from insurance or otherwise (the items referred to in clauses (i), (ii) and (iii) being hereinafter referred to collectively as the "Section 10.1C Items") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions attributable to the Section 10.1C Items shall be allocated to the Partner or Partners that fund or bear the economic risk of loss (within the meaning of Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(1)) with respect to such items in the ratio in which they so fund or bear the economic risk of loss (or to the General Partners in the case of extraordinary events); and second, the balance of such deductions shall be allocated as provided in Section 10.1A. For purposes of this Section 10.1C., extraordinary events includes casualty losses, losses resulting from liability to third parties for tortious injury, losses resulting from a breach of a legal duty by the Partnership or by the General Partners, and deductions resulting from other liabilities which are not incurred in the ordinary course of business. Nothing in this Section 10.1C. shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.

D. Notwithstanding the foregoing provisions of Sections 10.1.A. and 10.1.B., in no event shall any losses be allocated to a Limited Partner if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Limited Partner's Capital Account to exceed such Limited Partner's share of Partnership Minimum Gain plus such Limited Partner's share of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to the Limited Partners by virtue of the

application of this Section 10.1D shall be allocated as required under Treasury Regulation Section 1.704-1(b). For purposes of this Section 10.1D, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

E. The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for federal income tax purposes shall be allocated in the same manner as profits and losses under Section 10.1 except as provided in Section 10.4B.

F. Tax credits under Section 42 of the Code shall be allocated among the Partners in the same manner as the deductions attributable to the expenditures creating the tax credit are allocated among the Partners in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii).

Section 10.2 <u>Minimum Gain Chargebacks and Qualified Income Offset</u>

A. If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in the proportion to, and to the extent of, an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during the year that is allocable to the disposition of Partnership property subject to one or more Partnership Non-Recourse Liabilities or (ii) the deficit balance in such Partner's Capital Account at the end of such year. For purposes of the foregoing clause (ii), a Partner's Capital Account shall be determined (a) prior to taking into account any other allocations for the year, (b) by excluding from such deficit Capital Account balance the amount of such Partner's obligation, if any, to restore a deficit balance in his Capital Account, (c) by treating each Partner's share of Partnership Minimum Gain as an obligation to restore a deficit balance in each Partner's Capital Account and (d) by treating a Partner's share of Partner Non-Recourse Debt Minimum Gain as an obligation to restore a deficit balance in his Capital Account. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-1T(b)(4)(iv)(e) under Section 704 of the Code. For purposes of this Section, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

B. If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of Partner Non-Recourse Debt Minimum Gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain that is allocable to the disposition of Partnership property subject to such debt or (ii) the deficit balance in such Partner's Capital Account at the end of such year. For purposes of the foregoing clause (ii), a Partner's Capital Account shall be

determined (i) prior to taking into account any other allocations for the year, (ii) by excluding from such deficit Capital Account balance the amount of such Partner's obligation, if any, to restore a deficit balance in his Capital Account, (iii) by treating each Partner's share of Partnership Minimum Gain as an obligation to restore a deficit balance in each Partner's Capital Account and (iv) by treating a Partner's share of Partner Non-Recourse Debt Minimum Gain as an obligation to restore a deficit balance in such Partner's Capital Account. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-1T(b)(4)(iv)(h) under Section 704 of the Code. For purposes of this Section 10.2B, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

C. If a Limited Partner unexpectedly receives (1) an allocation of loss or deduction or expenditures described in Section 705(a)(2)(B) of the Code made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (2) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) such Partner's share of Partner Non-Recourse Debt Minimum Gain and (iii) the amount of such Partner's obligation, if any, to restore a deficit balance in his Capital Account, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.2C, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

Section 10.3 <u>Distributions Upon Dissolution</u>

A. Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.1B and 10.3B.

B. With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.1B, and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.3B, "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Section 1.704-1(b). This Section 10.3B is merely

intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.3B or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investor Limited Partner.

Section 10.4 Special Provisions

A. Except as otherwise provided in this Agreement, all profits, losses and credits shared by the respective classes composed of the Special Limited Partners and the General Partners shall be allocated among the members of such class in accordance with the percentages set forth opposite their respective names in the Schedule. The Investor Limited Partner and Special Limited Partner each shall be deemed to have been admitted to the Partnership as of the first day of the month during which its actual admission occurs for purposes of allocating profits and losses.

B. Income, gain, loss and deduction with respect to property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for federal income tax purposes shall be shared among the Partners for tax purposes so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

C. If any profit arises from the sale or other disposition of any Partnership asset which shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such ordinary income shall be allocated among the Partners in the proportions that the Partnership deductions from the depreciation giving rise to such recapture were actually allocated. In the event that subsequently enacted provisions of the Code result in other recapture income, no allocation of such recapture income shall be made to any Partner who has not received the benefit of those items giving rise to such other recapture income.

D. If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Project and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.5C or Section 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on Section 10.5C or Section 10.3, as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes

of Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

E. In the event that any fee payable to any General Partner or any Affiliate shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner an amount of gross income equal to the amount of such distribution.

F. All Partnership expenditures which are subject to Section 709(a) of the Code shall be allocated among the Partners in accordance with the amount of such expenditures attributable to the acquisition of their respective Interests.

G. In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

(1) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.

(2) Capital Accounts shall be reduced by distributions of Cash Flow under Section 10.5A.

(3) Capital Accounts shall be reduced by distributions from Capital Transactions under Section 10.5C.

(4) Capital Accounts shall be increased by any minimum gain chargeback under Section 10.2A or 10.2B.

(5) Capital Accounts shall be increased by any qualified income offset under Section 10.2C.

(6) Capital Accounts shall be increased by allocations of profits under Section 10.1A.

(7) Capital Accounts shall be reduced by allocations of losses under Section 10.1A.

(8) Capital Accounts shall be reduced by allocations of losses under Section 10.1B.

(9) Capital Accounts shall be increased by allocations of profits under Section 10.1B.

H. To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amount they would have reflected if adjustments required by Section 10.2 had not occurred.

I. To the extent that interest on obligations to the General Partners or their Affiliates is determined to be deductible by the Partnership in

excess of the stated amount of interest payable thereunder, the corresponding additional interest deduction shall be allocated solely to the General Partners.

Section 10.5 Distributions Prior to Dissolution

A. Subject to any Requisite Approvals, Cash Flow for each fiscal year (or fractional portion thereof) after the Development Obligation Date shall be distributed, within 90 days after the end of each fiscal year, in the following order of priority:

First, 99% to the Investor Limited Partner and 1% to the General Partners, until the Investor Limited Partner has received distributions under this Section 10.5A (exclusive of distributions constituting Recapture Amount), in the aggregate, equal to the Cumulative Priority Distribution;

Second, to the repayment of any Project Expense Loans then outstanding and to the payment of any Deferred Management Fees;

Third, to the General Partners until they have received an amount cumulatively with all distributions under this Clause Third for prior years an amount equal to the cumulative amount paid to the Investor Limited Partners pursuant to Clause First of this Section 10.5A; and

Fourth, any balance, 50% to the Investor Limited Partner and 50% to the General Partners.

provided, however, that (i) the General Partners shall not be entitled to any distributions or loan repayments under this Section 10.5A unless the Partnership shall be achieving Satisfactory Operations at the time of such distribution or loan repayment and (ii) if any Recapture Amount shall be then due and owing to the Investor Limited Partner, then the amounts which would otherwise have been paid or distributed to the General Partners pursuant to Clauses Second, Third and Fourth of this Section 10.5A shall be reduced by such Recapture Amount and the amount which would otherwise have been distributed to the Investor Limited Partner pursuant to Clause Fourth of this Section 10.5A shall be increased by such Recapture Amount, provided, further, that the foregoing notwithstanding, the General Partners' share of the aggregate distributions made pursuant to Clauses First, Third and Fourth of this Section 10.5A with respect to a particular fiscal year shall not be reduced below 1% of the total amount distributed pursuant to said Clauses First, Third and Fourth with respect to such fiscal year.

B. Definition of Cash Flow

(i) For all purposes of this Agreement, the term "Cash Flow" shall mean the profits or losses of the Partnership from and after the Development Obligation Date (as said profits and losses shall be determined for purposes of Section 10.1A), but subject to any applicable requirement of any Lender or Agency, and further subject to the following:

(a) In determining Cash Flow for any year, there shall be added (1) depreciation, amortization of prepaid items and deferred costs and other non-cash charges, (2) payments to the Partnership out of the proceeds of business or rental interruption insurance, (3) amounts accrued for such year by the Partnership and expensed or deducted for such year in calculating Partnership profits and losses, but payable only from Cash Flow for such year pursuant to this Agreement and (4) funds released from any escrow account other than for payments of capital expenditures.

(b) In determining Cash Flow for any year, there shall be subtracted (1) principal payments on Partnership indebtedness, (2) payments to reserve accounts required by the Agency or the Lender or pursuant to the Project Documents, (3) other reasonable payments to the Partnership reserve accounts determined by the General Partners, (4) payments for capital expenditures, unless withdrawn from Partnership reserve accounts, and (5) fees and other cash expenditures permitted by this Agreement to the extent actually paid by the Partnership in such year to the extent not expensed or deducted for such year in calculating Partnership profits and losses (except for any such payments of items referred to in this clause (b) made out of (x) Capital Contributions, proceeds of a Capital Transaction or other sources not included in determining such profits and losses, or (y) Cash Flow); and

(c) Gain or losses from any sale, exchange, eminent domain taking, damage or destruction by fire or other casualty (whether or not insured) or other disposition of all or any part of the Property (other than the proceeds of any business or rental interruption insurance), Capital Contributions to the Partnership and the proceeds of any mortgage and loan or refinancing proceeds shall not be included in such profits and losses in determining Cash Flow.

(ii) Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

C. Distributions of Other Than Cash Flow

Prior to dissolution, if the General Partners shall determine that there are proceeds available for distribution from a Capital Transaction, such proceeds shall be applied and distributed as follows:

First, to discharge, to the extent required by any lender or creditor, the debts and obligations of the Partnership (other than items listed in the ensuing clauses of this Section 10.5C);

Second, to fund reserves for contingent liabilities to the extent deemed reasonable by the General Partners (other than items listed in the ensuing clauses of this Section 10.5C);

Third, to the payment to each Investor Limited Partner of an amount sufficient to bring to zero its Adjusted Capital Contribution; provided that if funds are insufficient to distribute

the maximum amount which would be distributable under this Clause Third, the amount available for distribution shall be distributed ratably among the Investor Limited Partners in accordance with their respective Adjusted Capital Contributions;

Fourth, to the repayment of any outstanding Project Expense Loans and to the payment of any Deferred Development Fees;

Fifth, to the payment to each General Partner of an amount sufficient to bring to zero its Adjusted Capital Contribution; provided that if funds are insufficient to distribute the maximum amount which would be distributable under this Clause Fifth, the amount available for distribution shall be distributed ratably among the General Partners in accordance with their respective Adjusted Capital Contributions;

Sixth, to the Investor Limited Partner an amount equal to 200% of the greater of (a) the amount of the Cumulative Priority Distribution less prior distributions under this Clause Sixth and prior distributions of Cash Flow to the Investor Limited Partner or (b) zero;

Seventh, to the Investor Limited Partner an amount equal to (a) 200% of the excess of the Recapture Amount determined under Section 10.5F over the sum of all Cash Flow distributions theretofore made to the Investor Limited Partner to effect payment of Recapture Amounts less (b) amounts previously paid to the Investor Limited Partner pursuant to this Clause Seventh;

Eighth, $10,000 to the Special Limited Partner; and

Ninth, the balance of such proceeds, if any, shall be distributed 50% to the Investor Limited Partner and 50% to the General Partners.

D. All distributions to the respective classes composed of the Special Limited Partner and the General Partners shall be shared by the members of such classes in accordance with the percentages set forth opposite their respective names in the Schedule, except as otherwise provided in this Agreement.

E. Notwithstanding the foregoing, funds of the Partnership from the Designated Proceeds shall be applied in accordance with Sections 6.8 and 6.10.

F. (i) If at any time during the "compliance period" (as defined in Section 42(i)(1) of the Code), the Project ceases to be a "qualified low income housing project" (as defined in Section 42(g)(1) of the Code) or any unit in the Project ceases to be a "low income unit" (as defined in Section 42(i)(3) of the Code), and as a result thereof all or any portion of credits allowed to the Partnership and its Partners under Section 42 of the Code are subject to recapture pursuant to Section 42(j) of the Code (such an occurrence being referred to herein as a "Recapture Event"), the Investor

Limited Partner shall become entitled to additional cash distributions equal to the "Recapture Amount". Notwithstanding the foregoing, any Recapture Event occurring prior to or during the second year of the "credit period" shall be governed by Section 5.1B.

(ii) The Recapture Amount is an amount that, after deduction of all federal income taxes payable by the Investor Limited Partner (or its partners) as computed under Section 10.5F(iv) below, is equal to the sum of (a) the "credit recapture amount" allocable to the Investor Limited Partner as defined in Section 42(j) of the Code (but not including interest payable pursuant to Section 42(j)(2)(B) of the Code) plus (b) the amount of credits allocable to the Investor Limited Partner which are disallowed in the year of the Recapture Event and in each subsequent year.

(iii) Any Recapture Amount distributable to the Investor Limited Partner pursuant to the foregoing provisions shall be distributed as funds become available for such distributions, but such distributions shall not be made prior to (a) in the case of the "credit recapture amount", the year of the Recapture Event and (b) in the case of any credits disallowed with respect to any year subsequent to the Recapture Event, in each such subsequent year.

(iv) Determination of the Recapture Amount shall be made on the assumption that receipt or accrual by each partner of the Investor Limited Partner of any amounts distributable to such partner under Subsection (iii) above will currently be subject to United States federal income tax at the highest marginal rate applicable to individuals for the year(s) in question.

(v) All computations required under this Section 10.5F shall be made reasonably by the Investor Limited Partner, and the results of such computations, together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the Managing General Partner in writing. Within 15 days following receipt of such computation, the Managing General Partner may request that the Accountants determine whether such computations are reasonable and are not erroneous. If the Accountants determine that such computations are unreasonable or contain errors, then the Accountants shall determine what they believe to be the appropriate computations. If the Investor Limited Partner does not agree with the determination of the Accountants, then another accounting firm, to be selected jointly by the Investor Limited Partner and the Managing General Partner or, if they cannot agree, by the American Arbitration Association, from among the ten largest national accounting firms, shall make such computations. The computations of the Investor Limited Partner, the Accountants, or the other accounting firm so selected, whichever is applicable, shall be final, binding and conclusive upon the parties. All fees and expenses payable to an accounting firm under this paragraph shall be borne solely by the Managing General Partner. All fees and expenses payable to the American Arbitration Association shall be borne equally by the General Partners and the Investor Limited Partner.

(vi) In the event that a claim is made by the Service which, if successful, would result in the determination that a Recapture Event has occurred, the Investor Limited Partner hereby agrees to take such action in

connection with contesting such claim as the Managing General Partner shall reasonably request in writing from time to time; provided, that: (i) within 30 days after receiving notice of such claim, the Managing General Partner shall request that such claim be contested; (ii) the Investor Limited Partner shall not enter into a settlement or compromise with the Service with respect to, or shall otherwise concede, any claim which the Managing General Partner has requested be contested without the prior written consent of the Managing General Partner, which shall not be unreasonably withheld or delayed; and (iii) notwithstanding the foregoing, the Investor Limited Partner, in its sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the Service and pay (or cause its partners to pay) the tax claimed and sue for a refund in the appropriate United States District Court and/or the United States Claims Court, considering, however, in good faith such request as the Managing General Partner shall make concerning the most appropriate forum in which to proceed, in which event the Managing General Partner shall, if the Managing General Partner desires, contest such claim in the United States District Court or the United States Claims Court. The Investor Limited Partner agrees to notify the Managing General Partner in writing of any such claim and agrees not to make payment of the tax for at least 30 days after giving such notice and agrees to give the Managing General Partner any information that is relevant and material to contest such claim and to cooperate in all reasonable respects with the Managing General Partner in good faith in order to contest any such claim effectively. The Managing General Partner and its counsel shall maintain confidentiality with respect to all such information insofar as is possible, consistent with the conduct of a contest hereunder. All reasonable legal and accounting fees and other third party costs and expenses incurred by the Investor Limited Partner or its partners in contesting a claim or with respect to such litigation shall be borne by the Managing General Partner.

(vii) If any claim referred to above shall be made by the Service and the Managing General Partner shall have reasonably requested the Investor Limited Partner or its partners to contest such claim as above provided and shall have duly complied with all of the terms of the foregoing provisions, the Recapture Amount as a consequence of such claim shall become fixed upon the Final Determination of the liability of the Investor Limited Partner or its partners for the tax claimed and after giving effect to any refund obtained, together with interest thereon; but in all other cases the Recapture Amount shall become fixed at the time the Investor Limited Partner or its partners agree to the adjustments relating to such claim.

## ARTICLE XI

### Management Agent

A. The General Partners shall have responsibility for obtaining a Management Agent acceptable to the Lender and the Agency to manage the Project in accordance with the requirements of the Lender and the Agency. The General Partners shall cause the Partnership to enter into the Management Agreement with the Management Agent, which may be an Affiliate of a General Partner but which shall not be a General Partner. Subject to the Regulations, the

Management Agent shall be entitled to receive a reasonable and competitive Management Fee (determined by reference to arm's-length property management arrangements for comparable properties in force in the general locality of the Project) not to exceed the maximum amount permitted by the Agency or the Lender. If at any time after the Completion Date,

(i) the Project shall be subject to a substantial building code violation or violations which shall not have been cured within 90 days after notice from the applicable governmental agency or department or unless such violation(s) is (are) being validly contested by the General Partners by proceedings which operate to prevent any fines or criminal penalties from being levied against the Partnership or unless in the case of any such violation not susceptible of cure within such 90 day period, the General Partners are diligently making reasonable efforts to cure the same,

(ii) operating revenues (including any advances made by the General Partners) of the Project in respect of any period of twenty-four consecutive calendar months after the Completion Date shall be insufficient to permit the Partnership to pay when due on a current basis all Partnership obligations in respect of such twenty-four month period,

(iii) the representation and warranty set forth in Section 6.5A(xi) could not be accurately made or a Recapture Event shall have occurred, or

(iv) the Management Agent or its agents or employees have demonstrated incompetence or malfeasance in the management of the Project which results (or would result with the giving of notice or passage of time or both) in a default under the Project Documents or a Recapture Event,

then the General Partners shall forthwith give to the Special Limited Partner notice of such event, and thereafter the Partnership shall, subject to any Requisite Approvals, forthwith terminate its management agreement with the Management Agent, unless the approval of the Special Limited Partner is obtained to the retention of the Management Agent as the manager of the Property. If such approval is not so obtained, the General Partners shall immediately proceed to select a qualified Person (which, in the event the terminated Management Agent was an Affiliate of the General Partners, shall be unaffiliated with any General Partner) as the new Management Agent for the Property, which selection shall be subject to any Requisite Approvals; and, after such selection, no Management Fee shall be payable to any Person which is an Affiliate of a General Partner unless the management contract with any such Person shall provide for the right of the Partnership to terminate the same upon the occurrence of the circumstance described in this Article XI. In the event that for any reason the initial Management Agent or Rental Housing Partnership (or another Affiliate of the General Partner approved by the Investor Limited Partner which approval shall not be withheld unreasonably) shall cease to serve as Management Agent of the Property, Boston Financial Property Management (or an Affiliate thereof) shall have the right to become Management Agent, subject to any Requisite Approvals and to the approval of the General Partners (which shall not be unreasonably withheld).

B. Subject to any Requisite Approvals, the Management Agent may agree to defer, without interest, the payment of Management Fees with respect to all or any portion of any fiscal year in lieu of making Project Expense Loans under Section 6.9A or 6.9C. Any Management Fees so deferred shall be paid by the Partnership only as provided in Article X.

## ARTICLE XII

## Books and Reporting, Accounting, Tax Election, Etc.

### Section 12.1 Books, Records and Reporting

A. The General Partners shall keep or cause to be kept a complete and accurate set of books and supporting documentation of transactions with respect to the conduct of the Partnership's business. The books of the Partnership shall be kept on the accrual basis. The books and records of the Partnership (including all records required to be maintained under the Uniform Act) shall at all times be maintained at the principal office of the Partnership. Each of the Partners and their duly authorized representatives shall have the right to examine the books of the Partnership and all other records and information concerning the operation of the Property at reasonable times.

B. The books of the Partnership shall be examined in accordance with generally accepted auditing standards annually as of the end of each fiscal year of the Partnership by the Accountants. The General Partners shall determine and prepare a balance sheet as of the end of each such year and statements of income, partners' equity and changes in financial position for such year. Said balance sheet and statements shall be accompanied by the opinion of the Accountants that said balance sheet and statements have been prepared in accordance with generally accepted accounting principles applied consistently with prior periods identifying any matters to which the Accountants take exception and stating, to the extent practicable, the effect of each such exception on such financial statements. As a note to such financial statements, the General Partners shall prepare a schedule of all loans to the Partnership, setting forth the Section of this Agreement under which such debt was incurred and the purpose for which such loan was applied by the Partnership, and such schedule will be reviewed by the Accountants. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. In addition, after the first year in which the Accountants examine the financial statements of the Partnership after completion of the Project, the depreciation schedule for that year and all future years, along with the depreciation worksheet, shall be prepared by the General Partners, reviewed by the Accountants and furnished to the Investor Limited Partner. The General Partners shall, promptly upon receipt of such balance sheet and statements and in any event within 60 days after the end of each fiscal year, transmit to the Investor Limited Partner a copy thereof. Notwithstanding any other requirements set forth herein regarding reports to be provided, the General Partners shall be required to provide all of the

reports required by Sections VII.C. and J. of the NASAA Guidelines, including, without limitation, quarterly unaudited financial statements within 15 days following the end of each calendar quarter. The Accountants shall also review and sign the Federal and state income tax returns of the Partnership. The General Partners shall complete the books of the Partnership in such time as will allow the Accountants to complete such tax returns within 45 days after the end of such fiscal year. The General Partners shall cause such tax returns to be filed within such time periods and shall immediately upon the filing thereof transmit to the Investor Limited Partner a copy of Form K-1; provided, however, that, so long as the Accountants are Reznick Fedder & Silverman, this requirement shall be deemed satisfied by the delivery to the Investor Limited Partner of such Form K-1, all other necessary tax information and a draft of the Partnership's tax return if the actual return is filed and a copy delivered to the Investor Limited Partner within the time specified by applicable law. If the General Partners fail to complete such tax returns and to transmit such Form K-1 to the Investor Limited Partner within such time periods, shall fail to transmit the annual balance sheet and financial statements to the Investor Limited Partner within the time period set forth above or shall fail to deliver any of the information required by Section 12.1E below within 20 days after the end of any applicable quarter of the Partnership's fiscal year, the General Partners shall pay as damages the sum of $500 per day (plus interest at the Designated Prime Rate plus 3% per annum) to the Investor Limited Partner until such Form K-1, balance sheet and financial statements and information required pursuant to Section 12.1E are received by the Investor Limited Partner. Such damages shall be paid forthwith by the General Partners and failure to so pay shall constitute a default of the General Partners under Section 6.3C hereof. In addition, if the General Partners fail to so pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the payment of any Cash Flow to which they may otherwise be entitled under Section 10.5A. Such payments of Cash Flow shall only be restored upon the payment of such damages in full and any amount of such damages not so paid shall be deducted against payments of Cash Flow otherwise due to the General Partners or their Affiliates.

Such reports and estimates shall clearly indicate the methods under which they were prepared and shall be made at the expense of the Partnership.

C. If the General Partners fail to complete such tax returns and submit such Forms K-1 on a timely basis, the Investor Limited Partner may select a firm of accountants who shall prepare such returns and Forms K-1. The General Partners shall immediately furnish all necessary documentation and other information to prepare such tax returns and such Forms K-1 to such accountants. Such firm of accountants may be paid out of funds held by the Investor Limited Partner, and such payments will be deemed a part of, and be applied against, the measure of damages set forth above; provided, however, that such damages shall not be limited to the funds held by the Investor Limited Partner and scheduled to be released in any year.

D. Every Limited Partner shall at all times have access to the records of the Partnership and may inspect and copy any of them. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited

Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

E. Within 20 days following the end of each of the first three quarters of each fiscal year, the Managing General Partner shall send to each Person who was a Limited Partner at any time during such quarter one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of income for such quarter; (iii) a statement of cash available for distribution and reserves for such quarter; (iv) a statement describing (a) any new agreement, contract or arrangement between the Partnership and a General Partner or an Affiliate of a General Partner, and (b) the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership for the quarter to any General Partner or Affiliate of a General Partner; (v) a report of the significant activities of the Partnership during the fiscal quarter; and (vi) until the Investor Limited Partner's Capital Contributions are fully invested, a special report of new investments made during the quarter, describing the terms of the investments. If the Partnership acquires a new investment during the last quarter of any fiscal year, a report containing the information described in the preceding clause "(vi)" shall be sent, if requested, on the same terms. In addition, if requested by the Investor Limited Partner in writing, within a reasonable time after receipt of such a request, each General Partner shall send to the Investor Limited Partner such recent financial statements (including a balance sheet and statement of income) as shall have been so requested.

F. The General Partners shall provide the Investor Limited Partner with (i) a copy of each draw request for construction or development costs as such requests are made to the Lender and (ii) a copy of each inspection report, evaluation or similar report issued to the Partnership by the Agency or the Lender promptly upon receipt thereof.

G. By the 15th day of each month prior to the Development Obligation Date, the General Partners shall provide the Investor Limited Partner with a brief written summary of the status of the construction, development, lease-up and operations of the Project during the prior month.

H. The Developer shall cooperate with and assist the General Partners in connection with the performance of their obligations under Section 12.1B, 12.1E, 12.1F and 12.1G above.

Section 12.2 Bank Accounts

The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partners shall determine with the approval of the Lender and the Agency, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners shall determine. All deposits (including security deposits and other funds required to be escrowed by the Lender and the Agency) and other funds not needed in the operation of the business shall be deposited, to the extent permitted by applicable requirements of the Lender and the Agency, in interest-bearing accounts or invested in Qualified Investments.

Section 12.3 Elections

The Partnership shall elect, under Temporary Treasury Regulation Section 1.469-4T(k)(2), to treat its rental real estate activities as a separate activity from the activities of any other entity. Subject to the provisions of Section 12.4, all other elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as they consider to be most advantageous to the Limited Partners.

Section 12.4 Special Adjustments

In the event of a transfer of all or any part of the interest of any Partner or in the event an election pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) is made by the Investment Partnership, the Partnership shall elect if requested by the transferee or by the Investment Partnership (as the case may be), pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) to adjust the basis of Partnership assets. Notwithstanding anything to the contrary contained in Article X, any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

Section 12.5 Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

ARTICLE XIII

General Provisions

Section 13.1 Restrictions on Transfer

A. Notwithstanding any other provision of this Agreement, except for any purchase required or permitted under the Purchase Agreement or as otherwise provided in this Section 13.1 or Section 8.1B, no sale or exchange of any Partner's Interest may be made if the Interest sought to be sold or exchanged, when added to the total of all other Interests sold or exchanged within the period of twelve consecutive months prior to the proposed date of sale or exchange, would result in the termination of the Partnership under Section 708 of the Code. However, such a sale or exchange (if otherwise permissible under Articles VII and VIII hereof) may be made if, prior to the date of transfer, there shall have been issued (upon the application of, and at the expense of the Partner desiring to sell or exchange his Interest) any one of the following to the effect that such sale or exchange will not terminate the Partnership for Federal income tax purposes or result in the recapture of any low income housing tax credits previously claimed by or through the Partnership: (a) an opinion of Special Tax Counsel or other counsel satisfactory to the General Partners and Limited Partners, (b) a ruling of the Service published in the Internal Revenue Service Bulletin (or its successors), or (c) a private ruling by the Service.

B. No sale, transfer, exchange or other disposition of any Interest in the Partnership may be made except in compliance with the Regulations.

C. Neither this Section 13.1 nor any other provision of this Agreement shall, however, in any event impair, or be a defense to, the obligation to purchase the Interest of the Investor Limited Partner set forth in the Purchase Agreement.

D. Any sale, exchange or other transfer in contravention of any of the provisions of this Section 13.1 shall be void and ineffective, and shall not bind or be recognized by the Partnership.

Section 13.2 Appointment of General Partners as Attorney-in-Fact

A. Each Partner (including a substitute or additional Partner) hereby irrevocably constitutes, and empowers to act alone, each General Partner who is an individual, each general partner of any General Partner which is a partnership and each of the President, any Vice President, Treasurer and Clerk or Secretary of any general partner of a General Partner which is a corporation from time to time serving in such capacity as his attorney-in-fact with authority to execute, acknowledge and swear to all instruments and file all documents requisite to carrying out the intention and purpose of this Agreement, including, without limitation, any amendment of this Agreement which the General Partners are authorized to effect under Section 4.6 or which has received the requisite consent of Partners hereunder, and all business certificates and necessary certificates and amendments thereto from time to time in accordance with all applicable laws, including without limitation the Certificate and amendments thereto providing for admission to the Partnership of the Investor Limited Partner and its obligation to make Capital Contributions, if any, as provided in this Agreement, and the filing and execution of appropriate documents with the Lender and the Agency.

B. The foregoing appointment shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of each individual General Partner, each general partner of any General Partner which is a partnership and such officers of any general partner of a General Partner which is a corporation to act as contemplated by this Agreement in such filing and other action on behalf of the Partnership and the Partners. The foregoing power of attorney shall survive the assignment by any Partner of the whole or any part of his Interest hereunder.

Section 13.3 Amendments to Certificate After Certain Distributions

[Intentionally omitted]

Section 13.4 Notices

Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given when the same are (i) deposited in the United States mail and sent

by certified or registered mail, postage prepaid, or (ii) delivered, in each case, to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

(a) If to the Partnership, at the principal office of the Partnership set forth in Section 2.2.

(b) If to a Partner, at his address set forth in the Schedule, with a copy to Boston Financial, 101 Arch Street, Boston, Massachusetts 02110, Attention: Investor Services Department.

Section 13.5 Word Meanings

The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Any references to "Sections" or "Articles" are to Sections or Articles of this Agreement, unless reference is expressly made to a different document. References herein to a specified percentage "in interest" of the Investor Limited Partners shall be taken to mean Investor Limited Partners whose Capital Contributions equal such percentage of the Class Contribution of Investor Limited Partners.

Section 13.6 Binding Provisions

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 13.7 Applicable Law

This Agreement shall be construed and enforced in accordance with the internal laws of the State.

Section 13.8 Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart, except that no counterpart shall be binding unless signed by the General Partners.

Section 13.9 Paragraph Titles

Paragraph titles and any table of contents herein are for descriptive purposes only, and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.10 Separability of Provisions; Rights and Remedies; Arbitration

A. Each provision of this Agreement shall be considered separable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause the Limited Partners to be bound by the obligations of the Partnership under the laws of the State as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

B. Each of the parties hereto irrevocably waives during the term of the Partnership (including any periods during which the business of the Partnership is required to be continued under Article VII) any right (i) that such party may have to maintain any action for partition with respect to the property of the Partnership, and (ii) any right to commence an action seeking dissolution of the Partnership (unless the prior written consent of at least 51% in interest of the Limited Partners has been obtained).

C. The rights and remedies of any of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the parties confirms that damages at law may be an inadequate remedy for breach or threat of breach of any provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threat of breach of any provision hereof, it being the intention by this paragraph to make clear that under this Agreement the respective rights and obligations of the Partners shall be enforceable in equity as well as at law or otherwise.

D. In any instance in which any matter is to be determined by Arbitration under the provisions of this Agreement, such matter shall be submitted to arbitration in the manner provided under the Commercial Arbitration Rules of the American Arbitration Association then in effect; such arbitration shall be conducted before one arbitrator, chosen in accordance with such rules in Boston, Massachusetts, and shall be binding on all parties to the dispute; judgment on the award of such arbitrator may be rendered by any court having jurisdiction of such parties and the subject matter. The expense of such Arbitration shall be borne equally by the parties thereto, except that each party shall bear the cost of its legal counsel.

Section 13.11 Effective Date of Admission

Any Partner admitted to the Partnership during any calendar month shall be deemed to have been admitted as of the first day of such calendar month for all purposes of this Agreement including the allocation of profits, losses and credits under Article X; provided, however, that if regulations are issued by the Service or an amendment to the Code is adopted which would require, in the

opinion of the Accountants, that a Partner be deemed admitted on a date other than as of the first day of such month, then the General Partners shall select a permitted admission date which is most favorable to the Partner.

The date of this Agreement set forth in the heading hereof has been chosen solely for convenience of reference, and the effective date of this Agreement for all purposes shall be the date the Certificate evidencing this Agreement is filed in the Filing Office or, if no such filing is required, on the first date this Agreement shall have been executed and delivered by all the parties hereto.

Section 13.12 Amendment Procedure

This Agreement may be amended by the General Partners with the Consent of the Investor Limited Partner or in the manner provided in Section 4.7, subject to the following:

(i) The term of the Partnership shall not be extended beyond December 31, 2040 without the written approval of all Partners.

(ii) This Section 13.12 shall not be amended without the written approval of all Partners.

(iii) This Agreement shall not be modified or amended in such a manner as to increase the amount of Capital Contributions or reduce the interest of any Limited Partner in profits, losses, credits or Cash Flow of the Partnership or otherwise increase the liability of any Limited Partner without the written approval of each Limited Partner affected thereby.

(iv) Without the written approval of all Partners, no amendment hereof may reduce the percentage in interest of Partners required hereunder for the taking or omission of any action or for the consent to any action proposed to be taken or omitted.

(v) The General Partners may, without the consent of any other Partner, make non-substantive amendments to this Agreement and the Certificate.

(vi) Notwithstanding any agreement to the contrary contained in this Agreement, no amendment will be made to this Agreement which will affect the rights of any Lender or Agency under the terms of the Regulatory Agreement, or any other agreement between such Lender, Agency and the Partnership or such Lender and the Partnership, without the prior written approval of such Lender or the Agency.

(vii) Article X may be amended only by the General Partners with the prior written consent of the Investor Limited Partner.

Section 13.13 HUD Insurance Requirements

(a) The Partnership is authorized to execute one or more notes and mortgages in order to secure, assume and/or take subject to a loan or loans to be insured by the Secretary of HUD (the "Secretary") and to execute the Regulatory Agreement and other documents required by the Lenders and the Secretary in connection with such HUD insured loan. Subject to the provisions of Section 6.1 hereof and the Regulatory Agreement, upon execution, the Regulatory Agreement shall be binding on the Partnership and all of the Partners, whether they become Partners before or after the execution of the Regulatory Agreement, and said Regulatory Agreement shall remain binding upon the Partnership and the Partners, so long as a Mortgage on the Property is insured by the Secretary; any incoming Partner shall, as a condition of receiving an interest in the Property, agree to be bound by the note(s), mortgage(s) and Regulatory Agreement(s) and all other documents required by the Lenders and the Secretary in connection with the HUD insured loan(s) to the same extent and on the same terms as the other General Partners, if such incoming Partner is a General Partner, or the other Limited Partners, if such incoming Partner is a Limited Partner. Upon dissolution, no title or right to possession and control of the Project, and no right to collect the rents therefrom shall pass to any Person who is not bound by the Regulatory Agreement in a manner satisfactory to the Secretary and such Lenders. Any other provisions of this Agreement to the contrary notwithstanding, so long as the Property is encumbered by a Mortgage insured by the Secretary: (1) no distributions (as that term is defined by the Regulatory Agreement) shall be made except as permitted; by the terms of the Regulatory Agreement; (2) the Partnership shall not be voluntarily dissolved without the prior written consent of the holder of the insured Mortgage note(s); (3) the provisions contained in this paragraph shall not be deleted, amended or modified without the prior written consent of the holder of the insured Mortgage note(s); and (4) in the event that any provisions of this Agreement shall be in conflict with any provisions of the Regulatory Agreement, the provisions of the Regulatory Agreement shall control.

In the event the Partnership elects to (i) pay off any loan that has been insured by the Secretary and (ii) refinance the Property with the proceeds of a new loan from a lender to be insured by the Secretary, this provision shall remain operative unless modified at the request of the Secretary or lender.

(b) The Partnership will not discriminate on the basis of (i) political or religious opinion or affiliation, marital status, race, color, creed, or natural origin, or (ii) sex or age, except when sex or age constitute a bona fide occupational qualification, or (iii) the physical or mental handicap of a qualified handicapped individual.

Section 13.14 Assumption of the HUD Mortgage Loan

The Partnership is bound, to the same extent as the original executing party, by the deed of trust note, deed of trust, Regulatory Agreement and other documents that have been executed in connection with the HUD insured Mortgage Loan affecting the Property. Upon any dissolution, no title or right

to possession and control of the Property financed under such HUD-insured Mortgage Loan, and no right to collect the rents therefrom, shall pass to any Person who is not so bound in a manner satisfactory to the Secretary.

Section 13.15 Amendments to be Approved by HUD

As long as the Secretary, or his successors or assigns, is the insurer or holder of the Mortgage on Circle Terrace Apartments (formerly Lake in the Woods Apartments), FHA Project No. 052-44056 LDP, no amendment to this Agreement which results in any of the following shall be of force or effect without the prior written consent of HUD: (1) any amendment which modifies the duration of the Agreement; (2) any amendment which results in the requirement that a HUD prior participation certification be obtained for any additional party; and (3) any amendment which in any way impacts or affects the HUD Mortgage or Regulatory Agreement.

Section 13.16 Authority Requirements

The Partnership is authorized to execute one or more notes and mortgages in order to secure a loan or loans to be made by the Department of Housing and Community Development of the State of Maryland ("DHCD") and to execute one or more Regulatory Agreements, Occupancy Agreements and covenants on the use and occupancy of the Project (the "Agreements") and other documents required by DHCD in connection with such DHCD loan and the General Partners are authorized to execute such note, mortgage, Agreements and other Documents on behalf of the Partnership. Subject to the provisions of Sections 4.5, 13.13, 13.14 and 13.15 hereof and the Agreements, upon execution by the Partnership, the Agreements shall be binding upon the Partnership and all of the Partners, whether they become Partners before or after the execution of such Agreements, and such Agreements shall remain binding upon the Partnership and the Partners, so long as such Agreements remain in effect any incoming Partner shall, as a condition of receiving an interest in the Partnership, agree to be bound by the note(s), mortgage(s) and Agreements and all other documents required by DHCD in connection with the DHCD loan to the same extent and on the same terms as the other General Partners, if such incoming Partner is a General Partner, or the other Limited Partners, if such incoming Partner is a Limited Partner. Upon dissolution, no title or right to possession and control of the Development, and no right to collect the rents therefrom shall pass to any person who is not bound by the Agreements in a manner satisfactory to DHCD. Any other provisions of this Agreement to the contrary notwithstanding (except Section 13.13), so long as the property of the Partnership is encumbered by a mortgage held by the DHCD: (1) the Partnership shall not be voluntarily dissolved without the prior written consent of DHCD; (2) the provisions contained in this paragraph shall not be deleted, amended or modified without the prior written consent of DHCD and (3) in the event that any provisions of this Agreement, shall be in conflict with any provisions of the Agreements, the provisions of the Agreements shall control.

In the event the Partnership elects to (i) pay off the DHCD loan and (ii) refinance the property with the proceeds of a new loan from DHCD, this provision shall remain operative unless modified at the request of DHCD.

Section 13.17 Delivery of Certificate

Promptly upon the filing of the Certificate and each amendment thereto in the Filing Office, the General Partners shall deliver or mail a copy thereof to each Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER AND DEVELOPER:

COOPERATIVE ASSOCIATES LIMITED PARTNERSHIP By The Richman Group of Maryland Incorporated, a General Partner

By: ______________________

Its: ______________________

ORIGINAL (AND WITHDRAWING) LIMITED PARTNERS:

______________________

JUDITH S. SIEGEL

______________________

RICHARD P. RICHMAN

INVESTOR LIMITED PARTNER:

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. V, A LIMITED PARTNERSHIP, By Arch Street V, Inc., its Managing General Partner

By: ______________________

Its: ______________________

SPECIAL LIMITED PARTNER:

SLP, INC.

By: ______________________

Its: ______________________

Section 13.17 Delivery of Certificate

Promptly upon the filing of the Certificate and each amendment thereto in the Filing Office, the General Partners shall deliver or mail a copy thereof to each Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER AND DEVELOPER:

COOPERATIVE ASSOCIATES LIMITED PARTNERSHIP By The Richman Group of Maryland Incorporated, a General Partner

By: ______________________________
Its: ______________________________

ORIGINAL (AND WITHDRAWING) LIMITED PARTNERS:

______________________________
JUDITH S. SIEGEL

______________________________
RICHARD P. RICHMAN

INVESTOR LIMITED PARTNER:

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. V, A LIMITED PARTNERSHIP, By Arch Street V, Inc., its Managing General Partner

By: ______________________________
Its: ______________________________

SPECIAL LIMITED PARTNER:

SLP, INC.

By: ______________________________
Its: ______________________________

Section 13.17 Delivery of Certificate

Promptly upon the filing of the Certificate and each amendment thereto in the Filing Office, the General Partners shall deliver or mail a copy thereof to each Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER AND DEVELOPER:

COOPERATIVE ASSOCIATES LIMITED PARTNERSHIP By The Richman Group of Maryland Incorporated, a General Partner

By:________________________

Its:________________________

ORIGINAL (AND WITHDRAWING) LIMITED PARTNERS:

________________________

JUDITH S. SIEGEL

________________________

RICHARD P. RICHMAN

INVESTOR LIMITED PARTNER:

BOSTON FINANCIAL QUALIFIED HOUSING TAX CREDITS L.P. V, A LIMITED PARTNERSHIP, By Arch Street V, Inc., its Managing General Partner

By: [signature]

Its: Vice President

SPECIAL LIMITED PARTNER:

SLP, INC.

By: [signature]

Its: Vice President

CIRCLE TERRACE ASSOCIATES LIMITED PARTNERSHIP

As of October 1, 1991

SCHEDULE A

| Name and Business Address | Capital Contributions | Percentage of Partnership Interests for Class |
|---|---|---|
| GENERAL PARTNERS: | | |
| Cooperative Associates Limited Partnership<br>c/o Landex Corporation<br>222 Jefferson Boulevard<br>Warwick, Rhode Island 02888 | $ 1.00 | 100% |
| SPECIAL LIMITED PARTNER: | | |
| SLP, Inc.<br>101 Arch Street<br>Boston, Massachusetts 02110 | $ 10.00 | 100% |
| INVESTOR LIMITED PARTNER: | | |
| Boston Financial Qualified Housing Partnership<br>101 Arch Street<br>Boston, Massachusetts 02110 | $5,934,320* | 100% |

* $3,223,320 has been paid in as of the date of the Investment Closing; $2,711,000 is to be paid in pursuant to Section 5.1A, subject to adjustment and conditions to payment as provided herein.

Exhibit 1 to Second Amended and Restated Agreement of Limited Partnership of Circle Terrace Associates Limited Partnership dated as of October 1, 1991.

CIRCLE TERRACE ASSOCIATES LIMITED PARTNERSHIP

SECOND INSTALLMENT PAYMENT CERTIFICATE

The undersigned, constituting the general partner (the "General Partner") of Circle Terrace Associates Limited Partnership , a Maryland limited partnership (the "Partnership"), does hereby certify to Boston Financial Qualified Housing Tax Credits L.P. V, A Limited Partnership, a Massachusetts limited partnership ("BFQH"), pursuant to Section 5.1C(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 1, 1991 (the "Partnership Agreement"), that:

1. All preconditions, representations, warranties and agreements set forth in the Partnership Agreement and applicable to the Second Installment have been satisfied.

2. As set forth in Section 5.1A of the Partnership Agreement, the amount of the Second Installment is $1,811,000, there being no increase or decrease to such amount pursuant to Section 5.1B of the Partnership Agreement. [Revise as appropriate and attach supporting calculations.]

3. The Completion Date has occurred.

4. Each of the representations and warranties set forth in Section 6.5 of the Partnership Agreement is in all material respects true and correct.

5. No event has occurred which would permit BFQH to give an Election Notice under the Purchase Agreement.

6. No event has occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under Section 7.5 of the Partnership Agreement which has not been cured as therein provided.

7. Attached hereto is a true copy of the Title Policy, including all endorsements thereto (the most recent of which is dated within 10 days of the date hereof), evidencing the accuracy of the representation contained in Section 6.5A(vi) of the Partnership Agreement.

Terms defined in the Partnership Agreement and used but not otherwise defined herein shall have the meanings given to them in the Partnership Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of __________, 199_.

COOPERATIVE ASSOCIATES LIMITED PARTNERSHIP, by The Richman Group of Maryland Incorporated, a General Partner

By:________________________

Its:________________________

Exhibit 2 to Second Amended and Restated Agreement of Limited Partnership of Circle Terrace Associates Limited Partnership dated as of October 1, 1991.

CIRCLE TERRACE ASSOCIATES LIMITED PARTNERSHIP

THIRD INSTALLMENT PAYMENT CERTIFICATE

The undersigned, constituting the General Partner of Circle Terrace Associates Limited Partnership, a Maryland limited partnership (the "Partnership"), do hereby certify to Boston Financial Qualified Housing Tax Credits L.P. V, A Limited Partnership, a Massachusetts limited partnership ("BFQH"), pursuant to Section 5.1C(a) of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 1, 1991 (the "Partnership Agreement"), that:

1. All preconditions, representations, warranties and agreements set forth in the Partnership Agreement and applicable to the Third Installment have been satisfied.

2. As set forth in Section 5.1A of the Partnership Agreement, the amount of the Third Installment is $900,000, there being no increase or decrease to such amount pursuant to Section 5.1B of the Partnership Agreement. [Revise as appropriate and attach supporting calculations.]

3. Final Closing (as fully defined in Article I of the Partnership Agreement) has occurred.

4. The Accountants have determined the amount of the Annual Credit and that Breakeven (as fully defined in Article I of the Partnership Agreement for purposes of Section 5.1A thereof only) has occurred, as evidenced by the determination letter attached hereto as Attachment A.

5. Each of the representations and warranties set forth in Section 6.5 of the Partnership Agreement is in all material respects true and correct.

6. No event has occurred which would permit BFQH to give an Election Notice under the Purchase Agreement.

7. No event has occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under Section 7.5 of the Partnership Agreement which has not been cured as therein provided.

8. Attached hereto is a true copy of the Title Policy, including all endorsements thereto (the most recent of which is dated within 10 days of the date hereof), evidencing the accuracy of the representation contained in Section 6.5A(vi) of the Partnership Agreement.

Terms defined in the Partnership Agreement and used but not defined herein shall have the meanings given to them in the Partnership Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of ___________, 19__.

COOPERATIVE ASSOCIATES LIMITED PARTNERSHIP, by The Richman Group Maryland, Incorporated, a General Partner

By: ______________________________
Its: ___________________________

Attachment A to Third Installment
Payment Certificate-Determination
of Tax Credit and Breakeven

[Letterhead of Partnership Accountants]

__________, 19__

Boston Financial Qualified Housing
Tax Credits L.P. V, a Limited Partnership
101 Arch Street, 16th Floor
Boston, MA 02110

Attention: Public Fund Investor Services

Re: Circle Terrace Associates Limited Partnership,
a Maryland limited partnership (the "Partnership")

Gentlemen:

At your request, we have performed certain agreed-upon procedures as stated below with respect to the financial information of Circle Terrace Associates Limited Partnership as of ______________________. These procedures were specified by Boston Financial Qualified Housing Tax Credits L.P. V for purposes of determining the low income housing credits and breakeven for the Circle Terrace Apartments an apartment complex located in Landsdowne, Maryland "The Project".

- We have read the Second Amended and Restated Agreement of Limited Partnership of the Partnership among Boston Financial Qualified Housing Tax Credits L.P. V, a Limited Partnership ("BFQH") and other parties dated as of October 1, 1991 (the "Partnership Agreement"). Terms defined in the Partnership Agreement and used but not otherwise defined herein shall have the meaning set forth in the Partnership Agreement.

Determination of Tax Credit

- We have assembled a schedule of the development costs through ______________________________, from financial information provided by the partnership's management.

- We reviewed the classification of amounts included in the credit base of the property based upon Section 42 of the Internal Revenue Code.

- We obtained a budget for the development costs from the partnership's management.

- We compared the budget for development costs to the actual results, and have made all inquiries we considered necessary with respect to any material variances.

- Assuming that 100% of the apartment units in the project will be "low-income units" as such term is defined in Section 42(i)(3) of the Internal Revenue Code of 1986 and 100% occupied by qualified tenants, with regard to the determination referenced in Section 5.1B(i) of the Partnership Agreement, the Annual Credit property allocable to BFQH as the Investor Limited Partner will be approximately $_______________.

In performing the aforementioned procedures, nothing has come to our attention to suggest that the financial information or assumptions on which the above determinations are based are incorrect or inappropriate, other than fees included in the credit base are not determined by arm's length negotiations. Instead, the development fee is determined on the basis of the General Partners' experience in this area and on the basis of their (and in connection with the Investor Limited Partner, the Investor Limited Partner's General Partner) judgement of the value of the services provided. It is possible that the IRS could challenge one or more of the payment for the development fee and other services and could contend that the amount paid for the services exceeds the reasonable value of those services, in which case the IRS would seek to disallow the fee (which is determined to be in excess of the reasonable value of the services) from being included in the low income credit basis. Because the issues of the reasonableness of such fees are factual, we cannot predict the outcome of a challenge by the IRS with respect to such issues.

We will provide copies of the calculations we have made in reaching the determinations above and of the financial statements and budgets upon which such calculations were based upon request.

Because the above procedures do not constitute an audit conducted in accordance with generally accepted audited procedures, we do not express an opinion on the financial data. In connection with the procedures referred to above, no matters came to our attention that cause us to believe that the low-income housing credit reported should be modified. Had we performed additional procedures or had we made an audit of the financial statements in accordance with generally accepted auditing standards, other matters might have come to our attention that would have been reported to you.

Determination of Breakeven

- We have assembled a schedule of income and expenses for the [three] [six] months ended ___________________, 19___.

- We obtained an annual budget prepared by the Project's management agent for the year ended December 31, 19__.

- We adjusted the schedule to annualize all expenditures, including those of a seasonal or irregular nature which might reasonably be expected to

be incurred on an unequal basis during a full annual period of operations. (Such expenditures include debt service, reserve funding, maintenance, utilities, snow removal and real estate taxes.)

- We compared the aforementioned budget to the aforementioned schedule of income and expenses results, and have made all inquiries of project management we considered necessary with respect to any material variances.

- We calculated that the Project, for (for each of three consecutive calendar months commencing on or after the Completion Date) or (for a six consecutive calendar month period commencing on or after the Completion Date, viewed as a whole, and during each of the last two months in such period) has produced income actually received by the partnership on a cash basis from normal operations (except amounts owed under the Section 8 Contract which may accrue under the accrual basis) for the time interval in question at least equal to all cash requirements of the Project properly allocable to such time interval on an accrual basis (not including distributions to Partners out of Cash Flow but including all debt service on the first, second and third mortgages (or, if greater, the debt service which would be required under such mortgages following Permanent Mortgage Commencement) and all reserve requirements imposed upon the partnership by the Project Documents and, on an annualized basis, all projected expenditures, including those of a seasonal nature, which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation.

In performing the aforementioned procedures nothing has come to our attention to suggest that the data or assumptions on which the above determination is based are incorrect or inappropriate.

We will provide copies of the calculations and adjustments we have made in reaching the determination above and of financial statements and budgets upon which such calculations are based upon request.

This report is intended solely for use of the management of Circle Terrace Associates Limited Partnership and of its Investor Limited Partner, Boston Financial Qualified Housing Tax Credits L.P. V, a Limited Partnership and should not be relied on by any other party.

AMENDMENT TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

This AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Circle Terrace Associates Limited Partnership is entered into as of December 13, 1995 by and between Cooperative Associates Limited Partnership, a Maryland limited partnership ("General Partner"); SLP, Inc., a Massachusetts corporation ("SLP") and Boston Financial Qualified Housing Tax Credits L.P. V, A Limited Partnership, a Massachusetts limited partnership ("Investor Limited Partner" or "BFQH").

R E C I T A L S :

WHEREAS, as of October 1, 1991, the parties entered into a Second Amended and Restated Agreement of Limited Partnership (the "Agreement") governing Circle Terrace Associates Limited Partnership, a Maryland limited partnership ("Partnership"); and

WHEREAS, the parties now desire to amend the Agreement to clarify their intent with respect to certain matters.

NOW THEREFORE, in consideration of the mutual promises of the parties set forth herein and in the Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1) The Agreement is amended as follows:

a) Section 10.5 is amended by adding at the end thereof the following new Subsection 10.5.G:

"G. Notwithstanding any other provision of this Agreement to the contrary, subject to any Requisite Approvals, 100% of Cash Flow (as defined in Section 10.5.B. without regard to the words "from and after the Development Obligation Date") available for distribution under the Regulatory Agreement which has accrued on or before the Development Obligation Date shall be distributed to the General Partner."

b) Section 6.9.C. is amended by adding at the end thereof the following new sentence.

BROWN::WP2:[RSG.4863.6]STD.AG8;2

"The General Partner's obligation to make advances to the Partnership under this Section 6.9.C. shall expire and be of no further force and effect on the date which is fifteen (15) years after the Development Obligation Date."

c) Section 10.5.A., Clause First, is hereby amended by adding prior to the semicolon the following:

"provided however, that an amount equal to the Cumulative Priority Distribution shall be withdrawn by the Investor Limited Partner from the Supplemental Reserve established under Section 5.3, to the extent funds are available therèfor, and shall be credited against the Cumulative Priority Distribution pursuant to this Clause First."

d) Section 5.3 is amended by deleting in the last sentence all words after the word "terminate" and by adding a new sentence at the end thereof as follows:

"The Investor Limited Partner shall be entitled to all interest which has accrued on the Supplement Reserve on or before the Development Obligation Date."

e) The definition of the term "Minimum Distribution" is amended to read as follows:

"Minimum Distribution" means, as to any fiscal year of the Partnership, the product of the "Applicable Minimum Amount" multiplied by the "Adjustment Fraction" determined in accordance with the following sentences, reduced by any earnings on or reductions in the Supplemental Reserve with respect to such fiscal year retained by the Investor Limited Partner. The "Applicable Minimum Amount" shall be zero until the Development Obligation Date and $16,000 per annum (pro rated for periods of less than a full fiscal year during which such Applicable Minimum Amount shall apply) thereafter. The "Adjustment Fraction" shall be a fraction separately determined as to each fiscal year, the numerator of which shall be the Consumer Price Index most recently published before the end of such fiscal year, and the denominator of which shall be the Consumer

Price Index most recently published prior to the Admission Date. Notwithstanding the foregoing, in no event, shall be Minimum Distribution as adjusted, exceed $22,000."

2) The amendments made by this Amendment shall be effective as of October 1, 1991 and shall be deemed to have been included in the Agreement at that time.

3) Except as amended herein, the Agreement remains unchanged and is hereby ratified and confirmed.

4) This Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

Cooperative Associates
Limited Partnership

By: Landex of Maryland, Inc.,
general partner

By: ______________________
Judith S. Siegel
President

By: The Richman Group of
Maryland, Inc., general
partner

By: ______________________
Richard P. Richman
President

SLP, Inc.

By: ______________________
Barbara A. Tyrrell
Vice President

Boston Financial Qualified
Housing Tax Credits L.P. V,
A Limited Partnership

By: Arch Street V, Inc.,
managing general partner

By: ______________________
Barbara A Tyrrell
Vice President

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

Cooperative Associates
Limited Partnership

By: Landex of Maryland, Inc.,
general partner

By: ______________________
Judith S. Siegel
President

By: The Richman Group of
Maryland, Inc., general
partner

By: ______________________
Richard P. Richman
President

SLP, Inc.

By: ______________________
Barbara A. Tyrrell
Vice President

Boston Financial Qualified
Housing Tax Credits L.P. V,
A Limited Partnership

By: Arch Street V, Inc.,
managing general partner

By: ______________________
Barbara A Tyrrell
Vice President

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

Cooperative Associates
Limited Partnership

By: Landex of Maryland, Inc., general partner

By: ______________________
Judith S. Siegel
President

By: The Richman Group of Maryland, Inc., general partner

By: ______________________
Richard P. Richman
President

SLP, Inc.

By: ______________________
Barbara A. Tyrrell
Vice President

Boston Financial Qualified Housing Tax Credits L.P. V, A Limited Partnership

By: Arch Street V, Inc., managing general partner

By: ______________________
Barbara A Tyrrell
Vice President

SATURN::WP2:[RSG.4863.6]STD.AG8;2